UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005, as amended on May 4, 2006

YTXP CORPORATION
(F/K/A Stock Market Solutions, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-27795	88-0443110
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1299 Commerce Drive, Richardson, TX 75081
(Address of principal executive offices) (zip code)

(214) 575-9300
(Registrant's telephone number, including area code)

Stock Market Solutions, Inc.
1000 Bourbon Street, Suite 380, New Orleans, LA 70116-2708
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2005, YTXP Corporation (f/k/a Stock Market Solutions, Inc.) (“SMS”) and its wholly-owned subsidiary, TP Acquisition Corp. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Texas Prototypes, Inc. (“TXP”) whereby SMS, following the effectuation of a 1 for 10 reverse stock split, issued shares of its common stock to TXP on May 4, 2006 equal to 94.7% of its total outstanding shares of common stock, or 89,298,042 shares, within ten days after completion of the closing conditions under the Merger Agreement, the principal requirement being the completion of the reverse stock split. In exchange, TXP issued 100% of the outstanding shares of common stock, or 221,051,400 shares, to SMS. TXP merged into TP Acquisition Corp. and the separate corporate existence of TP Acquisition Corp. ceased. TXP continued as the surviving corporation.

On March 31, 2006, SMS obtained the majority vote of its shareholders necessary to effectuate the 1 for 10 reverse stock split. On April 26, 2006, the Certificate of Merger between TXP and TP Acquisition Corp. was filed with the Secretary of State of the State of Texas. The directors and officers of TXP will be appointed directors and officers of the surviving corporation pursuant to which Michael C. Shores and Robert Bruce, the current President and CFO of TXP, respectively, will be appointed as directors and officers of SMS, and Richard Smitten shall resign as the Chief Executive Officer and sole director of SMS. The aforementioned management and board changes will take place 10 days after the mailing of the information statement on Schedule 14F to the shareholders of SMS. The parties completed the merger and satisfied all closing conditions as set forth in the Merger Agreement on April 28, 2006.

The parties claim an exemption under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

On May 4, 2006, SMS issued a press release announcing that it has that it has the merger. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.01 Completion of Acquisition or Disposition of Assets

DESCRIPTION OF SMS' BUSINESS

Business Development

SMS is a Nevada corporation formed in June 1994 under the name Cyber Synergy, Inc. to develop stock market related software applications. In November 1999, SMS changed its name to Jesse Livermore.com, Inc. In December 2001, SMS changed its name to Stock Market Solutions, Inc. SMS’ principal executive offices are located at 1000 Bourbon St. Ste 380, New Orleans, Louisiana 70116-2708, telephone: 504-598-4877.

SMS:

•	was inactive until entering the development stage in January 1999;
•	has no operating history; and
•	has earned no revenues.

SMS offers a teaching and a computer-trading program designed to provide educational/instructional assistance and aid to those stock market traders who wish to learn how to trade in the stock market using a system previously developed by an early 20th century stock market trader, Jesse Livermore. We will use the Internet to execute this on-line computer based stock trading system which will show stock market traders how to use a trading program which they can learn, practice and then, if they so desire, use for their own account.

Since our inception we have devoted our activities to the following:

•	Developing our business plan
•	Obtaining and developing necessary intellectual property
•	Establishing our website
•	Determining the market for the services we intend to offer on our website.

WE HAVE NEVER BEEN THE SUBJECT OF ANY BANKRUPTCY OR RECEIVERSHIP ACTION. WE HAVE HAD NO RECLASSIFICATION, MERGER, AND CONSOLIDATION.

THE CURRENT STATUS OF OUR PROGRAM IS AS FOLLOWS:

•
Trading system - Further engineering in the form of writing the final software code for the product is still necessary in order to develop SMS’ final product. The concepts, analytics, and basic graphic design features have been decided on. What is left is the actual final software code writing to implement the software system.

SMS has an agreement to merge with TXP in a transaction that provides for the exchange of all of the outstanding shares of TXP for 8,929,804 shares of common stock SMS.

•	Parties to the transaction: Stock Market Solutions, Inc., a Nevada corporation, and Texas Prototypes, Inc., a Texas corporation.

•
Reasons for the merger: Potential preservation of or increase in value for current SMS shareholders in that SMS has never had revenues and has an unproven product which may not prove successful, resulting in a potential loss of existing shareholders’ investment; while TXP has a proven business model that has generated revenues.

•
Relationship between the merger and the reverse split proposal: The proposal to reverse split our stock of 1 share of common stock for every 10 shares of common stock owned is necessary in order to meet SMS’ share issuance requirement under its merger agreement with TXP. Without adoption of the proposed reverse split of SMS’ common stock, SMS will not have enough authorized and unissued common stock to meet its share issuance obligation under the merger agreement with TXP.

•
Interests of SMS management in the merger: At or following the closing of the merger, under the terms of the merger agreement, Mr. Richard Smitten, President of SMS, may be allowed to purchase SMS’ existing Livermore-based business in exchange for the elimination of a $150,000 obligation owed him by SMS.

•	Accounting treatment of the transaction: The transaction is anticipated to be accounted for as a recapitalization of TXP.

•	Federal income tax treatment of the transaction: The merger is exempt from any federal income taxes and that there are no federal tax consequences to SMS.

Effective April 10, 2006, based upon receipt of approval from a majority of our shareholders, we effected a 1 for 10 reverse stock split.

We are planning on merging with TXP, a global provider of pre-manufacturing services for the electronics industry, supporting original equipment manufacturers, original design manufacturers, contract manufacturers and new technology innovators, in late April, 2006.

Employees

We have one employee, our Chairman of the Board Mr. Smitten. He currently devotes approximately 70% of his time to our business.

DESCRIPTION OF TXP'S BUSINESS

TXP is a Texas corporation incorporated on March 15, 2002. It was founded by an industry experienced technology team that has been working together since 1997. TXP is a provider of pre-manufacturing services for the electronics industry, supporting original equipment manufacturers (OEMs), original design manufacturers (ODMs), contract manufacturers (CMs) and new technology innovators. The company's core business focus is the technology sector of the communications equipment industry. Its customers base, however is growing and now spans a broad range of industry segments which include automotive, communications, computing (including desktop and notebook computers, peripherals, and storage) consumer, handheld devices, IT infrastructure, instrumentation, medical, military, and networking/datacom.

TXP believes that it has become an integral bridge between the engineering and manufacturing divisions of its customers. TXP offers its customers supply-chain solutions and services that require the outsourcing of new product development, including prototyping and quick-turn electronic assembly, new product introduction, pilot production, material and supply chain management as well as the transfer of customers' product programs into production. By working closely with its customers and being highly responsive to their requirements throughout the design processes, TXP's management believes that it can be an integral part of their operations, accelerate their time-to-market and time-to-volume production, and reduce their product costs.

Due to the intensely competitive nature of the electronics industry, ever increasing complexity and sophistication of electronics products, pressure on OEMs and CMs to reduce product costs, increasingly shorter product lifecycles, increased time-to-market needs, and the demand for the type of supply chain services, an increasing number of OEMs in the electronics industry utilize advanced electronics manufacturing services (EMS) providers, such as TXP, to assist with their business, product development and manufacturing strategies. This allows OEMs to take advantage of the global design, manufacturing and supply chain management expertise of EMS providers, in addition to EMS economies of scale, enabling OEMs to concentrate on intellectual property, product research and development, marketing and sales. Management believes that by developing strategic relationships with the OEMs and CM providers, it can enhance their competitive position by:

o	Reducing design, engineering and product development costs;
o	Accelerating time-to-market and time-to-volume production;
o	Reducing capital investment requirements and fixed costs;
o	Improving inventory management and purchasing power;
o	Reducing the cost of new product introduction to production; and
o	Providing worldwide access and transfer of manufacturing and logistics.

TXP competes primarily in the time-critical segment of the EMS industry. TXP focuses on prototyping and the quick turn market sector of the EMS industry, which at this point is highly fragmented. It competes against small independent private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of OEMs. Management believes that competition in the market segment it serves is less driven by price because customers are willing to pay a premium for a responsive, broad-reaching capability to produce customized complex products in a very short time, it competes primarily on the basis of quick turnaround, product quality and customer service.

Management believes, along with many of the CMs, that the market for EMS will continue to grow, driven largely by the need of OEMs for increased flexibility to respond to the rapid changes in markets and technologies and to reduce manufacturing costs. TXP's management believes OEMs need advanced outsourced design, engineering and manufacturing capabilities to meet the increased complexity and shorter life cycles of today's electronic products.

Over the past two years, TXP has focused on enhancing its business by developing its services. Management believes that it is well positioned to help its customers with their entire product development and introduction processes, from prototyping through complete program transfer to volume production.

TXP's complete capabilities include:

o	Electronic technology manufacturing road mapping
o	New product development
o	PCB layout
o	Simulation
o	Test development
o	Quick-Turn prototyping assembly
o	Surface mount technology (SMT)
o	Backplanes
o	Optoelectronics
o	Photonics
o	Advanced packaging
o	Process development
o	Complex spot-builds
o	Pilot production
o	New product introduction
o	Mechanical engineering and thermal analysis
o	System assembly & integration
o	Production transfer
o	Global program transfer
o	Material and supply chain development

The foundation of TXP's business strategy is to provide customers with the ability to focus on their core competencies of intellectual property, product development, marketing and branding, while utilizing global outsourcing supply chain partners to reduce product costs.

TXP's pre-manufacturing services strategy addresses the outsourcing supply chain model in the prototyping and quick turn market segments. The pre-manufacturing services that it provides in this market segment include engineering, product development, PCB layout, prototyping, design for ease of manufacturing, material supply chain development, and functional test development.

TXP is planning to expand its design and prototyping manufacturing resources, as well as providing additional technology prototyping services in advanced component packaging and photonics assembly services.

Prototyping

TXP's prototyping services are performed at its design facility in Richardson, Texas.

Prototyping - SMT. The components, subassemblies and finished products produced by TXP incorporate advanced interconnect, miniaturization and packaging technologies, such as surface mount technology, multi-chip modules, ball grid array and micro ball grid array as well as chip scale packaging. TXP offers customers looking for prototype expertise in manufacturing a broad array of products, ranging from high-volume PC motherboards to advanced communication and networking cards. It has combined advanced assembly processes, innovative techniques, along with highly skilled personnel resources, to extend in the development of advanced assembly technology.

Prototyping -Photonics/Optoelectronics. TXP offers prototyping services of optical subsystems. It is an emerging optical assembly integrator with engineering and assembly services for design for manufacturing and testing. Its capabilities include fiber splicing, connections and fiber routing for optoelectronic modules.

TXP's staff of engineers work with its customers' engineers to develop a technology fit for the customer's specific needs, actively assisting customers with initial product design to facilitate manufacturing of the product.

Management believes its pilot production assembly expertise allows TXP's customers to achieve long term significant improvement in cycle time, asset utilization, reliability, flexibility and responsiveness.

Materials Management

TXP has expertise in materials management. Its staff of engineers can qualify components and audit vendors. Materials and customer kits are inventoried and kept in controlled access and secured storage areas. It works with both customers and vendors to ensure that the best price is negotiated on materials and that they arrive on schedule. It also supports dual vendor sourcing on critical components to relieve manufacturing constraints.

TXP's expanded material supply chain services include, but are not limited to, the following:

o	Intuitive MRP system
o	Electronic document control system
o	Dedicated engineering procurement team
o	On-site kitting materials support
o	Seamless, secure connectivity options
o	Global supply chain sourcing

Employees

As of April 28, 2006 TXP had a total of 40 full-time employees. None of its employees are covered by the by collective bargaining agreements. It believes that its relations with its employees are good.

RISK FACTORS

Risk Factors Associated with TXP

TXP IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, ITS BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED.

TXP IS AN EARLY-STAGE COMPANY WITH A SHORT OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE ITS CURRENT BUSINESS AND FUTURE PROSPECTS.

TXP has only a limited operating history upon which to base an evaluation of its current business and future prospects. It was founded in March 2002 and began selling its services that same month. TXP's limited operating history makes an evaluation of TXP's business and prospects very difficult. These risks and difficulties include, but are not limited to, the following:

o	TXP's new business and technology models;
o	a limited number of service offerings and risks associated with developing new service offerings;
o	the difficulties TXP faces in managing rapid growth in personnel and operations;
o	the negative impact on TXP's brand, reputation or trustworthiness caused by any significant unavailability of its service;
o	the failure to perform TXP's service at its customers expectations including quick turnaround and product quality;
o	the timing and success of new service introductions and new technologies by TXP's competitors; and
o	TXP's ability to build brand awareness in a highly fragmented market

TXP may not be able to successfully address any of these risks or others. Failure to adequately do so could seriously harm its business and cause its operating results to suffer.

BECAUSE A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SUBSTANTIAL PORTION OF TXP'S NET SALES, ITS NET SALES COULD DECLINE SIGNIFICANTLY IF IT LOSES A MAJOR CUSTOMER OR IF A MAJOR CUSTOMER ORDERS FEWER OF TXP'S SERVICES OR CANCELS OR DELAYS ORDERS.

Historically, TXP has derived a significant portion of its net sales from a limited number of customers. Its top five customers, which may vary from year to year, represented 80% and 73% of TXP's net sales in fiscal 2004 and 2005, respectively. It expects to continue to depend upon a small number of customers for a significant portion of its net sales for the foreseeable future. The loss of, or decline in, orders from one or more major customers could reduce its net sales.

BECAUSE TXP GENERALLY DOES NOT HAVE LONG-TERM CONTRACTS WITH ITS CUSTOMERS, IT IS SUBJECT TO UNCERTAINTIES AND VARIABILITY IN DEMAND BY TXP'S CUSTOMERS, WHICH COULD DECREASE NET SALES AND NEGATIVELY AFFECT ITS OPERATING RESULTS.

As is common in TXP's industry, it generally does not have long-term contracts with its customers, and, consequently, TXP's net sales are subject to short-term variability in demand by its customers. Customers have no obligation to order from TXP and may cancel, reduce or delay orders for a variety of reasons. The level and timing of orders placed by its customers vary due to:

o	fluctuation in demand for its customers' products;
o	changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of prototyping contract manufacturers used;
o	customers' inventory management; and
o	changes in new product introductions.

TXP has experienced terminations, reductions and delays in its customers' orders. Further terminations, reductions or delays in its customers' orders could lower its production asset utilization, which would lower its gross margins, decrease its net sales and negatively affect its business.

BECAUSE TXP HAS ONLY ONE FACILITY, IT COULD BE HARMED BY ADVERSE WEATHER OR OPERATING CONDITIONS.

TXP's only facility is located in Richardson, Texas. Its inability to continue production at this facility as a result of weather conditions, or a prolonged power shortage, fire or other natural disaster, could prevent it from supplying products to its customers, and could harm its business, results of operations and financial condition.

PRODUCTS TXP ASSEMBLES MAY CONTAIN DEFECTS, WHICH COULD RESULT IN REDUCED DEMAND FOR ITS SERVICES AND LIABILITY CLAIMS AGAINST IT.

TXP assembles highly complex products to its customers' specifications. These products may contain assembly errors or failures despite its quality control and quality assurance efforts. Defects in the products it assembles, whether caused by a design, assembly or materials failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction in or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, TXP's business reputation may be impaired. Since its products are used in products that are integral to its customers' businesses, errors, defects or other performance problems could result in financial or other damages to TXP's customers beyond the cost of the printed circuit board, for which it may be liable. Although sales arrangements generally contain provisions designed to limit its exposure to liability and related claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Liability litigation against TXP, even if it were unsuccessful, would be time consuming and costly to defend.

TXP IS EXPOSED TO THE CREDIT RISK OF SOME OF ITS CUSTOMERS AND AS A RESULT OF A CONCENTRATION OF ITS CUSTOMER BASE.

Most of TXP's sales are on an "open credit" basis, with standard industry payment terms. It monitors individual customer payment capability in granting open credit arrangements, seeks to limit open credit to amounts management believes the customers can pay, and maintains reserves it believes are adequate to cover exposure for doubtful accounts. During periods of economic downturn in the global economy and the electronics industry, TXP's exposure to credit risks from its customers increases. Although it has programs in place to monitor and mitigate the associated risk, those programs may not be effective in reducing TXP's credit risks.

Five companies represented approximately 75% of TXP's net trade accounts receivable at December 31, 2005, with individual percentages for those companies ranging from 4% to 27%. Its OEM customers direct their sales to a relatively limited number of EMS providers. TXP's management expects to continue to be subject to the credit risk of a limited number of customers. This concentration of customers exposes TXP to increased credit risks. If one or more of TXP's significant customers were to become insolvent or were otherwise unable to pay it, its results of operations would be harmed.

TXP DEPENDS ON INDUSTRIES THAT CONTINUALLY PRODUCE TECHNOLOGICALLY ADVANCED PRODUCTS WITH SHORT LIFE CYCLES.

Factors affecting these industries in general could seriously harm TXP's customers and, as a result, TXP. These factors include:

o	slower changes in technology, which result in longer product life cycles;
o	lack of competitive pressure on its customers to develop new products;
o	the inability of its customers to successfully develop new product innovations, and the failure of these innovations to gain widespread market acceptance for commercialization; and
o	maturation of the technology markets served by its customers or market periods characterized by a lack of disruptions in the enabling technology.

IF TXP CANNOT DELIVER THE CUSTOMIZED COMPLEX PRODUCTS IN THE TIME DEMANDED BY ITS CUSTOMERS, IT WILL BE UNABLE TO ATTRACT NEW CUSTOMERS.

TXP's future success depends upon its ability to respond quickly to the needs of its customers and to analyze and advise regarding the best design of complex products in a quick and cost efficient manner.

IN THE PAST, TXP'S CUSTOMERS HAVE CANCELED THEIR ORDERS, CHANGED PRE-PRODUCTION QUANTITIES OR LOCATIONS OR DELAYED PRE-PRODUCTION AND NEW PRODUCT DESIGN CYCLES, AND MAY DO SO AGAIN IN THE FUTURE.

As a provider of electronic pre-manufacturing services, TXP must provide increasingly rapid product turnaround for its customers. It generally does not obtain firm, long-term purchase commitments from its customers, and TXP often experiences reduced lead-times in customer orders. Customers cancel their orders, change pre-production quantities, and delay pre-production for a number of reasons. Uncertain economic and geopolitical conditions have resulted, and may continue to result, in some of TXP's customers delaying prototyping of products that it is to assemble in a period, causing a delay in repayment of its expenditures for inventory in preparation for customer orders and lower asset utilization, resulting in lower gross margins.

In addition, management makes significant decisions, including determining the levels of business that it seeks and accepts, production schedules, component procurement commitments, personnel needs and other resource requirements, based on its estimates of customer requirements. The short-term nature of TXP's customers' commitments and rapid changes in demand for their products reduces TXP's ability to estimate accurately future customer requirements. This makes it difficult to schedule prototyping production and maximize utilization of its operating capacity. It may be forced to increase staffing, increase capacity and incur other expenses to meet the anticipated demand of TXP's customers, which may cause reductions in its gross margins if customer orders are cancelled. Anticipated orders may not materialize and delivery schedules may be deferred as a result of changes in demand for its customers' products. On occasion, customers may require increases in production development services, which strain TXP's resources and reduce its margins. Although it has increased its capacity, and may plan further increases, TXP may not have significant capacity at any given time to meet its customers' demands. In addition, because many of TXP's cost and operating expenses are relatively fixed, a reduction in customer demand harms its gross profit and operating income.

TXP'S OPERATING RESULTS MAY VARY SIGNIFICANTLY FROM PERIOD TO PERIOD.

TXP experiences significant fluctuations in its results of operations. Some of the principal factors that contribute to these fluctuations are:

o	changes in demand for TXP's services;
o	TXP's effectiveness in managing manufacturing processes and costs in order to decrease manufacturing expenses;
o	changes in TXP's low volume, high mix, high complexity manufacturing requirements;
o	changes in the cost and availability of labor and components, which often occur in the electronics manufacturing industry and which affect TXP's margins and its ability to meet delivery schedules;
o	the degree to which TXP is able to utilize its available manufacturing capacity;
o
TXP's ability to manage the timing of its component purchases so that components are available when needed for production, while avoiding the risks of purchasing inventory in excess of immediate prototyping needs;

o	local conditions and events that may effect TXP's production volumes, such as labor conditions, political instability and local holidays; and
o	changes in demand in TXP's customers' end markets.

INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST TXP'S CUSTOMERS COULD HARM ITS BUSINESS.

Customers for TXP's services typically require that it indemnify them against the risk of intellectual property infringement. If any claims are brought against TXP or its customers for such infringement, whether or not these have merit, it could be required to expend significant resources in defense of such claims. In the event of such an infringement claim, it may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. It may not be successful in developing such alternatives or obtaining such a license on reasonable terms or at all.

TXP DEPENDS ON THE CONTINUING TREND OF OUTSOURCING BY OEMS.

Future growth in TXP's revenue depends on new outsourcing opportunities in which it assumes additional manufacturing and design responsibilities from OEMs. To the extent that these opportunities are not available, either because OEMs decide to perform these functions internally or because they use other providers of these services, its future growth would be limited.

TXP'S INDUSTRY IS EXTREMELY COMPETITIVE.

The prototyping and quick turn sector of the electronics manufacturing services industry is extremely competitive and highly fragmented. TXP principally competes in the time-critical segment of the industry against small independent private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of OEMs. Management believes that competition in the market segment it serves is less driven by price because customers are willing to pay a premium for a responsive, broad-reaching capability to design customized complex products in a very short time, it competes primarily on the basis of quick turnaround, product quality and customer service.

TXP'S CUSTOMERS MAY BE ADVERSELY AFFECTED BY RAPID TECHNOLOGICAL CHANGE, WHICH MAY DECREASE ITS REVENUES.

TXP's customers compete in markets that are characterized by rapidly changing technology, evolving industry standards and continuous improvement in products and services. These conditions frequently result in a disruption in a product's development life cycle. Customers may be adversely affected by maturation of the technology markets they serve. This lack of innovation and competitive pressure in technology development could impact the research and development plans of some technology companies. TXP's success will depend largely on the success achieved by its customers in continually developing and marketing new products. If the technologies or product development activity supported by TXP's customers matures, its business could be adversely affected. TXP's Limited Operating History May Impede Acceptance Of Its Service By Medium-Sized And Large Customers And Reduce Its Revenues.

Although TXP competes in a highly fragmented market its ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of its service by medium-sized and large businesses. TXP's efforts to sell to these customers may not be successful. In particular, because TXP is a relatively new company with a limited operating history, these target customers may have concerns regarding its viability and may prefer to purchase services from one of its larger, more established competitors. Even if TXP is able to sell its service to these types of customers, they may insist on additional assurances from it that it will be able to provide adequate levels of service, which could harm its business.

AS MORE OF TXP'S SALES EFFORTS ARE TARGETED AT LARGER CUSTOMERS, ITS SALES CYCLE MAY BECOME MORE TIME-CONSUMING AND EXPENSIVE, POTENTIALLY DIVERTING RESOURCES AND REDUCING ITS REVENUES.

As TXP targets more of its sales efforts at larger customers, it will face greater costs, longer sales cycles and less predictability in completing some of its sales. In this market segment, the customer's decision to use TXP's service may be an enterprise-wide decision and, if so, these types of sales would require TXP to provide greater levels of education to prospective customers regarding the use and benefits of its service. In addition, larger customers may demand more customization, services and features. As a result of these factors, these sales opportunities may require it to devote greater sales support and professional services resources to individual sales, driving up costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions.

IF TXP FAILS TO DEVELOP ITS BRAND COST-EFFECTIVELY, ITS REVENUES MAY DECLINE.

TXP's management believes that developing and maintaining awareness of TXP's brand in a cost-effective manner is critical to achieving widespread acceptance of its existing and future services and is an important element in attracting new customers. Furthermore, management believes that the importance of brand recognition will increase as competition in TXP's market develops. Successful promotion of its brand will depend largely on the effectiveness of TXP's marketing efforts and on its ability to provide reliable and useful services at competitive prices. In the past, its efforts to build TXP's brand have involved significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses it incurred in building its brand. If TXP fails to successfully promote and maintain its brand, or incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, TXP may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, and TXP's business could suffer.

TXP IS SUBJECT TO ENVIRONMENTAL COMPLIANCE RISKS.

TXP is subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of its manufacturing process. Further, environmental matters may arise in the future at sites where no problem is currently known or at sites that it may acquire in the future. Currently unexpected costs that it may incur with respect to environmental matters may result in loss contingencies, the quantification of which cannot be determined at this time.

RISK FACTORS FOR THE COMBINED COMPANY AFTER THE MERGER

TXP'S STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES.

If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital, TXP stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the TXP shares of common stock. Further, the conversion of outstanding debt obligations into equity securities, such as the debentures held by Cornell Capital, could have a dilutive effect on TXP shareholders.

TXP may issue a substantial number of shares of its common stock without investor approval. Any such issuance of our securities in the future could reduce an investor's ownership percentage and voting rights in TXP and further dilute the value of a shareholder's investment.

NEW SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM TXP'S SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT OR CONVERSION OF CORNELL CAPITAL'S CONVERTIBLE DEBENTURES AND THERE COULD BE A CHANGE IN CONTROL OF TXP.

TXP entered into a Standby Equity Distribution Agreement with Cornell Capital on August 25, 2004. Under the Standby Equity Distribution Agreement, TXP may, at its discretion, periodically sell to Cornell Capital shares of its common stock for a total purchase price of up to $15,000,000. For each share of its common stock sold to Cornell Capital under the Standby Equity Distribution Agreement, Cornell Capital will pay the market price of its common stock (defined as the lowest closing bid price for the five days following the notice by TXP to Cornell Capital to advance funds) as quoted on the Pink Sheets or on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded. In addition, under the Standby Equity Distribution Agreement, (1) TXP cannot sell more than $1,000,000 of its common stock to Cornell Capital in any five trading-day period, (2) Cornell Capital will also receive a 5% commission on each sale of shares of common stock made to Cornell Capital under the agreement and (3) TXP is obligated to register for public resale the shares of its common stock sold to Cornell Capital under the agreement, and Cornell Capital is not obligated to purchase any shares of its common stock under the agreement until such shares are so registered.

The Standby Equity Distribution Agreement will terminate on the earlier to occur of (1) the date on which Cornell Capital has made purchases of its common stock under the Standby Equity Distribution Agreement equal to an aggregate of $15,000,000 and (2) the second anniversary of the date on which a registration statement registering shares of common stock for resale by Cornell Capital under the Standby Equity Distribution Agreement is first declared effective.

Cornell Capital received, as additional consideration for entering into the Standby Equity Distribution Agreement, a $75,000 structuring fee.

In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. ("Mobilepro") is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment is $40,000 and may be paid in TXP's common stock at the holder's option. If paid in TXP common stock, the number of shares shall be determined on the basis of the volume weighted average price of TXP's common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. TXP's decision to merge with SMS was driven, in part, by its commitment to Cornell Capital to register under the Securities Act of 1933, as amended, Cornell Capital's shares of TXP's common stock for sale. TXP intends to continue its obligations under the Standby Equity Distribution Agreement after the merger with SMS is consummated.

In August 2004, TXP entered into a Securities Purchase Agreement with Cornell Capital and Mobilepro Corp. for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%) per year. On June 30, 2005, Cornell purchased $700,000 in convertible debentures from Mobilepro Corp. and holds the entire $1,400,000 in convertible debentures. As of December 31, 2005, approximately $93,000 of interest was accrued. These convertible debentures have a term of three years and are convertible at the holder's option. There are two ways the $1,400,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market). Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. If the convertible debentures have not been converted on the third anniversary of the issuance date, they will be automatically converted into common stock of TXP.

The SEC will not allow registration of TXP's shares under the Standby Equity Distribution Agreement until the convertible debentures issued by TXP to Cornell Capital are repaid, as discussed in a separate risk factor below. Nevertheless, Cornell Capital may convert its convertible debentures totaling $1,950,000 into shares of TXP's common stock. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of its common stock. This is especially the case if the shares being placed into the market exceed the market's demand for its common stock. As the stock price of TXP's common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering. For example, if the price of TXP's common stock were $0.10 per share, the sale of $1,950,000 of convertible debentures by Cornell would require TXP to register 19,500,000 shares of its common stock. Similarly, a sale of $15,00,000 to Cornell Capital at a price of $.10 per share would require TXP to register 150,000,000 shares of its common stock. If the price of TXP's common stock is $0.01 per share, TXP would have to register 1.5 billion shares of its common stock.

Further, there is no maximum number of shares TXP might be required to issue with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement and the related convertible debentures, except for the limitation on Cornell Capital's ownership interest in TXP at any one time. The convertible debentures prohibit Cornell Capital from exercising the conversion feature of the convertible debentures if the conversion would result in Cornell Capital beneficially owning more than 4.99% of our stock. That prohibition may be waived by written notice to TXP, with such notice being effective 61 days after the date of such notice. The Standby Equity Distribution Agreement prohibits advances that would cause Cornell Capital to own more than 9.9% of TXP's shares. However, over time, Cornell Capital may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of TXP's shares. As a result, there could be a change of control of TXP through successive sales by Cornell Capital of a substantial block of its shares of common stock to a stockholder or stockholders acting as a group who could accumulate a sufficient number of shares to elect his or their own directors, as an example.

IF CORNELL CAPITAL WERE TO SELL IN THE MARKET PART OR ALL OF ITS SHARES OF TXP COMMON STOCK THAT IT MIGHT ACQUIRE SHOULD IT EXERCISE ITS CONVERSION PRIVILEGES UNDER THE CONVERTIBLE DEBENTURES, SUCH SALES MAY CAUSE TXP'S STOCK PRICE TO DECLINE.

TXP has not yet registered Cornell Capital's shares of TXP's sommon stock that Cornell Captial would own if it chose to convert the debt to shares of TXP's sommon stock, but TXP intends to do so following consummation of the merger with SMS. After a registration statement is declared effective by the SEC to register TXP's shares of common stock under the convertible debentures or the Standby Equity Distribution Agreement, TXP may be required to register the shares issuable to Cornell Capital pursuant to the convertible debentures or the Standby Equity Distribution Agreement and conversion of the convertible debentures. If and when that registration statement were to be declared effective by the SEC, Cornell Capital would be permitted to sell in the public market common stock issuable to it pursuant to the Standby Equity Distribution Agreement and the conversion of the convertible debentures. Such sales may cause its stock price to decline.

TXP MAY NOT HAVE ACCESS TO THE STANDBY EQUITY DISTRIBUTION AGREEMENT UNTIL SUCH TIME AS THE CONVERTIBLE DEBENTURES TO CORNELL CAPITAL HAVE BEEN REPAID WHICH COULD HAVE HARMFUL FINANCIAL CONSEQUENCES FOR TXP.

TXP has entered into convertible debentures with Cornell Capital. These convertible debentures have rights to convert the principal and interest into shares of TXP common stock based upon floating market prices of TXP common stock. The Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the standby equity distribution agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur. Should TXP not be able to restructure the convertible notes, obtain additional convertible debentures from Cornell Capital in place of the standby equity distribution agreement or generate sufficient cash through sales to meet its expenses, its ability to execute its business plan will be jeopardized and it may have to scale back its operations to a significant degree.

IF CORNELL CAPITAL WERE TO SELL A MATERIAL AMOUNT OF COMMON STOCK THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF TXP'S STOCK CAUSED BY THOSE SALES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF ITS STOCK PRICE.

In many circumstances the provision of a Standby Equity Distribution Agreement or convertible debentures for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially true if the shares being placed into the market exceed the ability of the market to absorb the increased stock or if TXP has not performed in such a manner to show that the equity funds raised will be used to grow TXP. This could result in further downward pressure on the price of TXP's common stock.

Under the terms of our Standby Equity Distribution Agreement, TXP may request numerous draw downs. In addition, $1,950,000 of the $2,350,000 of outstanding debentures are convertible at a discount to the market price of its common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of its stock price. Persons engaging in short sales, sell shares that they do not own, and at a later time purchase shares to cover the previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then prevailing market price. If the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what extent the share price could drop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2.	Our ability to generate customer demand for our services;

3.	The intensity of competition; and

4.	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

SMS

Overview

Stock market traders can trade the stock market using SMS’ proprietary software system, supplied on the Internet. The Livermore trading system is designed to help stock market traders utilize a computer based trading program using the principals of the Jessie Livermore trading system. SMS’ only future source of revenue is through subscriptions to its software products.

The primary methodology of the trading system is based on stock trader Jesse Livermore's methods and techniques that he developed in over forty-five years of trading the market as outlined in two books:

•	“How To Trade In Stocks" written by Jesse Livermore with additional material by Richard Smitten

•	"Jesse Livermore: World's Greatest Stock Market Trader" written by Richard Smitten.

Since inception, SMS has devoted its activities to the following:

•	Developing its business plan
•	Obtaining and developing necessary intellectual property
•	Raising capital
•	Establishing its website
•	Developing markets for the services SMS offers on its website

SMS’ net loss increased mainly due to expenses incurred in developing its stock trading software, the start of designing of a website for its business, and a new officer employment agreement in 2005. For the fiscal year ended December 31, 2005, by in large SMS was inactive.

Liquidity and Capital Resources

SMS is inactive, has no revenues, has a deficit accumulated during the development stage of $1,348,466 at December 31, 2005, net loss during the fiscal year ended December 31, 2005 of $644,127, and net cash used in operations of $144,483 during the fiscal year ending December 31, 2005. In addition, as of December 31, 2005, SMS had only $6,104 of cash available. Its cash resources of $6,104 are insufficient to satisfy cash requirements over the next 12 months.

Until financing has been received, all SMS’ costs, including bank service fees and those costs associated with on-going SEC reporting requirements, will be funded by management, to the extent that funds are available to do so.

On June 14, 2004, SMS entered into a standby equity distribution agreement [“SEDA”] with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, SMS may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 97% of the lowest volume weighted average price of the SMS’ common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. No amount of the SEDA is available after closing of the merger.

SMS may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, SMS may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the registration statement, whichever occurs first. SMS may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30-day period is $400,000. A closing will be held six trading days after such written notice at which time SMS will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. In addition to other possible costs of each advance, SMS will pay a commitment fee to the investor of 5% of each advance which will be treated as an offering cost and charged to additional paid-in capital for accounting purposes.

Under the terms of the SEDA, Cornell Capital Partners may not own more than 9.9% of SMS outstanding common stock at any time. As of December 31, 2005, SMS issued 1,454,691 common shares for draws against the line which was used to pay off the $150,000 note payable and accrued interest.

On June 14, 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., SMS gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000 as a commitment fee. The convertible debenture is due and payable, with 5% interest payable at maturity or upon conversion, three years from the date of issuance, unless sooner converted into shares of SMS common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the SMS common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS common stock is traded for the five days immediately following the notice date. At maturity, SMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the SMS common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS common stock is traded for the five days immediately preceding the conversion date. The debenture provides that Cornell Capital Partners, L.P. may only convert the debenture if the number of shares held by the lender or its affiliates after the conversion would not exceed 4.99% of the outstanding shares of SMS common stock following such conversion. In addition, SMS has the right to redeem at any time at 120% of the outstanding principal balance plus accrued unpaid interest.

SMS determined that the call option is not a derivative in accordance with SFAS 133. SMS determined that the embedded conversion feature is a derivative under SFAS 133 and related interpretations due to the variable share quantity it is convertible into and due to the liquidated damages clause under the registration rights agreements. Accordingly, the conversion option has been segregated and recorded in 2004 as a non-current derivative liability at its then fair value of $235,000. The fair value increased by $10,000 as of March 31, 2005 with no change through December 31, 2005 as determined using a Black-Scholes option pricing model with the following assumptions: expected term of 1.5 years, volatility of 404%, expected dividends of zero and interest rate of 3.6%. The related debt discount of $235,000 is being amortized over the debt term of 3 years with amortization in 2004 of $42,528 and amortization of $78,234 in 2005.

SMS has determined that this fee, $240,000, should be treated as an offering cost asset to be offset against the proceeds of the SEDA. As of December 31, 2005, $150,000 has been charged against additional paid-in capital against the $150,000 SEDA draws.

On February 15, 2005, SMS entered into a Promissory Note with Cornell for $150,000. The face amount of this Promissory Note and interest at a rate of twelve percent (12%) per annum shall be payable either out of the net proceeds received by SMS under the Standby Equity Distribution Agreement dated June 14, 2004 or within 107 calendar days of January 26, 2005. SMS received net proceeds after payment of fees and commission of $123,750.

In March 2006, the registration statement related to the Standby Equity Distribution Agreement was withdrawn.

In connection with the above transaction with Cornell, from February 9, 2005 to May 20, 2005, SMS sold 1,454,691 registered shares for $152,509 to the public (Cornell) in a no minimum public offering under a registration statement declared effective by the SEC in 2004. The $152,200 paid off the $150,000 note payable plus accrued interest of $2,200.

SMS entered into an Agreement and Plan of Merger on June 13, 2005 with TP Acquisition Corp., a Texas corporation and a newly formed wholly-owned subsidiary of SMS and Texas Prototypes, Inc., a Texas corporation. TP Acquisition Corp. shall merge into Texas Prototypes, Inc. which will remain as a subsidiary of SMS. SMS shall issue approximately 90 million common shares to the shareholders of TXP after a proposed 1 for 10 reverse split of SMS common stock. The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc.

TXP

Overview

TXP was incorporated on March 15, 2002 under the laws of the State of Texas. TXP specializes in quick-turn complex circuit card assemblies and optoelectronic prototyping, new product introduction and pilot production of electronic assemblies for technology innovators, Original Equipment Manufacturers (OEMs) and Contract Manufacturers (CM) in the United States. TXP operates its business in a 30,000 square-foot high-tech facility, located in Richardson, Texas.

Critical Accounting Policies

TXP's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. TXP evaluates its estimates and assumptions on an ongoing basis. TXP actual results may differ from these estimates under different assumptions or conditions.

TXP's significant accounting policies are described in Note 1 of the notes to our consolidated financial statements located in Appendix A to this filing. The following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies TXP believes are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

Revenues are derived from the following sources:

- -	Prototyping and assembly services
- -	Prototyping -Photonics/Optoelectronics services
- -	Material supply chain management services
- -	Turn-key solution- consists of material supply chain management services and one of the other services listed above.

The following is a description of each revenue source and our revenue recognition policy for each source:

Prototyping and assembly services typically consist of assembling and designing surface mount technology products to the customer provided design specifications. These services are priced based on the complexity, time-to turn and unit volume of the customer project. The majority of our prototyping and assembly services projects are completed in less than three weeks. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Prototyping -Photonics/Optoelectronics services typically consists of assembling and designing optical and optical related products to the customer provided design specifications. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Material supply chain management services consists of locating and procuring materials according to customer design specifications, qualifying components and auditing vendors, inventorying materials, and providing dual vendor sourcing if necessary. Material supply chain management services are priced at the cost of the material plus 5% to 25%. The pricing is solely dependent on the complexity and volume of the services performed. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time materials have been received and inventoried and the materials have shipped.

Turn-key solution is a combination of material supply chain management and one of the other service revenue sources described above. Revenue is generally recognized after both services have been performed and the products have shipped.

Allowance for Doubtful Accounts

TXP's allowance for doubtful accounts relates to trade accounts receivable. The allowance for doubtful accounts is an estimate prepared by management based on identification of the collectibility of specific accounts and the overall condition of the receivable portfolios. The company specifically analyzes individual customer balances in trade receivables, historical bad debts, customer credits, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of the company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Likewise, should the company determine that it would be able to realize more of its receivables in the future than previously estimated, an adjustment to the allowance would increase income in the period such determination was made. The allowance for doubtful accounts is reviewed on a quarterly basis and adjustments are recorded as deemed necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over estimated useful lives, which are generally three to seven years.

RESULTS OF OPERATIONS

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2005 ("2005") TO THE YEAR ENDED DECEMBER 31, 2004 ("2004")

Revenues

TXP currently derives almost all of our revenue from our prototyping and material supply chain management services. Prototyping services are priced based on the complexity, time-to turn and volume of the customer project. TXP's material supply chain management services are priced at the cost of the material plus 5% to 25%. Revenues increased 178% from $3,381,000 in 2004 to $9,400,000 in 2005 or by $6,019,000. Material supply chain management services increased 69.6% from $1,355,000 in 2004 to $2,298,000 in 2005. Prototyping and assembly services decreased 5.5% from $2,026,000 in 2004 to $1,914,000 in 2005. Photonics Prototyping increased from $0 in 2004 to $5,188,000 in 2005. Photonics prototyping accounted for 86% of the overall increase in revenues. These revenues were from a single customer and project and represent a new revenue source for TXP as we expanded our offering in 2005 to include photonics prototyping. The photonics project began in Q2 2005 and was completed prior to the end of Q3 2005. We have not contracted any additional projects with this single customer subsequent to the completion of the $5,188,000 photonics project. The company will continue to offer photonics prototyping services to customers. The increase in revenues is attributed to an increasing customer base, continued demand from existing customers, and more customers electing a turnkey solution which includes both prototyping and assembly and material supply chain services for their projects. TXP expanded its customer base from 52 in 2004 to 86 in 2005. TXP's top five customers accounted for 80% and 73% of revenue in 2005 and 2004, respectively.

Cost of Sales and Gross Profit

Cost of sales consists of direct material, labor costs, depreciation expense on machinery and equipment, equipment lease, and set-up and tooling charges associated with performing our services. Cost of sales increased from $1,974,000 in 2004 to $6,916,000 in 2005. Direct material costs related to supply chain management services increased from $1,447,000 in 2004 to $1,847,000 in 2005 or $400,000 as revenues from supply chain management services increased 70% in 2005 compared to 2004. Direct labor costs increased from $195,000 in 2004 to $529,000 in 2005 as TXP increased headcount and reallocated certain employees to handle increasing operations. Set-up and tooling charges increased from $17,000 in 2004 to $63,000 in 2005 as the number and complexity of customer projects expanded as compared to 2004. Depreciation on equipment increased by $44,000 compared to 2004 in line with capital expenditures. Direct costs related to our photonics prototyping project increased from $0 in 2004 to $4,133,000 in 2005 and includes direct labor and material costs attributable to the project.

Gross profit is dependent on the scope and the nature of the customer project. Customer projects requiring a turnkey solution which includes both prototyping and material supply chain management services typically results in a lower margin than prototyping services only. Margins on prototyping services can range from 40% to 85% while margins on material supply chain management services can range from 5% to 25%.

Gross profit increased from $1,407,000 in 2004 to $2,484,000 in 2005. During the same period the gross margin declined from 42% in 2004 to 26% in 2005 due to the change in revenue mix - especially the photonics projects where the Company realized a gross margin of approximately 20%, and increased sales of material supply chain management services in 2005.

Selling, General and Administrative Expenses

SG&A expense consists of personnel costs including taxes and benefits, rent and utilities, contract labor, insurance, professional fees, marketing, telecommunication, internet costs, and other administrative expenses. SG&A expenses increased by $1,101,000 from $1,499,000 in 2004 to $2,600,000 in 2005. Personnel costs represented the single largest increase as costs increased from $968,000 in 2004 to $1,770,000 in 2005 or by $802,000. Total headcount for the Company was 37 and 28 employees at December 31, 2005 and 2004, respectively. In Q4 2004, 7 employees were hired and in 2005 14 employees were hired and 5 were terminated. The increase reflects the addition of employees to support several new service offerings including pre-manufacturing services for photonics, optoelectronics, mechanical engineering and printed circuit board lay-out. In addition, in 2005 the newly created positions for Chief Financial Officer, and Vice President were created and filled. Marketing increased $91,000 due to efforts to increase our product and service awareness. Rent and utilities increased $143,000 as result of a new lease agreement as facilities square-footage doubled to support additional operations. TXP also incurred one-time moving fees of $11,000 in connection with the new lease.

Depreciation Expense

Depreciation expense, net amounts included as a component of cost of sales, increased from $31,000 in 2004 to $54,000 in 2005. The increase was in-line with capital expenditures and depreciable asset base.

Net Interest Expense

Net interest expense increased from $69,000 in 2004 to $411,000 in 2005 or by $342,000. $215,000 of increase relates to interest to finance the purchase of materials related to our photonics prototyping project. Approximately $108,000 of the increase relates to interest on $1,400,000 in convertible debentures issued to Cornell Capital Partners, LP ("Cornell Capital") that originated in August of 2004 and amortization of the related $200,000 discount. Approximately $27,000 of the increase relates to interest on $550,000 in convertible debentures issued to Cornell Capital that originated in June of 2005 and amortization of the related $65,000 discount. Interest Income increased from cash held in interest bearing accounts was approximately $4,000 in both 2005 and 2004.

Liquidity and Capital Resources

TXP's principal potential sources of liquidity are cash on hand, cash generated from current revenues and cash provided from financing activities. As of December 31, 2005, TXP had cash and cash equivalents of $342,000.

During the year ended December 31, 2005 TXP used $320,000 in operating activities compared to using $352,000 during 2004. Cash used in operating activities during 2005 reflects $595,000 in net loss, $218,000 in depreciation, $80,000 in debt discount amortization, $45,000 in stock compensation expense, and $14,000 in loss on sale of fixed assets. Accounts receivable, inventory, other current assets, and deferred offering costs increased by $194,000, $33,000, $16,000 and $213,000 respectively decreasing working capital. The company obtained cash for working capital changes consisting of increases in accounts payable and accrued expenses of $245,000 and $68,000 as well as a decrease in other assets of $61,000.

Cash used in operating activities during 2004 reflects $207,000 in net loss, $151,000 of depreciation and amortization, $60,000 in consulting services paid for with common stock, bad debt provision of $7,000 and amortization of debt discount of $22,000. Accounts receivable, inventory, other assets and deferred offering costs increased by $402,000, $85,000, $149,000 and $75,000, respectively decreasing working capital. The company obtained net cash from working capital changes of $326,000 consisting of increases in accounts payable, accrued expenses, deferred taxes and decreases in other receivables and other assets partially offset by a decrease in accrued lease equipment lease.

During 2005 TXP used $444,000 in investing activities reflecting capital expenditures for plant, property and equipment and software of $492,000 net of $48,000 in proceeds received from the sale of company vehicles.

During 2004 TXP used $276,000 in investing activities reflecting capital expenditures for plant, property and equipment.

During 2005, financing activities provided net cash of $455,000 as the result of issuances of $550,000 in convertible debentures to Cornell Capital partially offset by fees paid of $65,000 to secure the transaction as well as short term note payable from a private investor for $250,000 and a draw down our line of credit for $80,000. TXP also had proceeds from other notes payables and capital lease obligations of $96,000. Total repayments on debt amounted to $456,000. During 2004, financing activities provided $1,246,000 the result of issuing a $1,400,000 convertible debenture to Cornell Capital net discounts of $200,000. TXP received cash proceeds of $120,000 and $45,000 from its line of credit and from a note payable to a financial institution, and made notes payable payments of $119,000.

On July 30, 2004, TXP issued to Mobilepro Corp. 2,763,180 shares of TXP's common stock pursuant to the terms of a Business Development Agreement. TXP did not receive any cash as a result of this agreement.

On August 25, 2004, TXP entered into a Standby Equity Distribution Agreement. Under this agreement, TXP may issue and sell its shares of common stock to Cornell Capital for a total purchase price of up to $15.0 million. Subject to certain conditions, TXP will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of its common stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained and TXP is within the commitment period as defined under the terms of the agreement. The commitment period shall mean the period commencing on the earlier to occur of the effective date, or such earlier date as TXP and Cornell may mutually agree in writing, and expiring on the earliest to occur of the date on which Cornell shall have made payment of advances pursuant to this agreement in the aggregate amount of $15.0 million, or the date occurring 24 months after the effective date of the Standby Equity Distribution Agreement.

TXP has entered into convertible debentures with Cornell Capital discussed below. These convertible debentures allow Cornell Capital to convert the principal and interest into shares of TXP common stock based upon floating market prices of TXP common stock. The Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the Standby Equity Distribution Agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur and there is no assurance that these events will occur. See "Risk Factors."

The purchase price for the shares will be equal to 100% of the market price, which is defined as the lowest closing bid price of TXP's common stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, TXP has not drawn down on the Standby Equity Distribution Agreement.

The $15,000,000 Standby Equity Distribution Agreement will survive the merger and be available to TXP, as the combined company.

In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due and payable on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. ("Mobilepro") is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment shall be $40,000 and may be paid in common stock (convertible at the volume weighted average price of the common stock as quoted on the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange for the five (5) trading days immediately preceding the date the payment is due and successful registration of the shares under the Securities Act of 1933) at TXP's option. The $400,000 debenture was recorded as a liability and as a deferred offering cost on TXP's balance sheet. The deferred offering cost will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

In August 2004, TXP entered into a Securities Purchase Agreement with Cornell Capital and Mobilepro for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%). In 2005, Cornell purchased $700,000 in convertible debentures from Mobilepro and holds all of $1,400,000 in convertible debentures as of December 31, 2005. As of December 31, 2005, approximately $93,000 of interest has been accrued. These convertible debentures have a term of three years expiring August 27, 2007 and are convertible at the holder's option. There are two ways the $1,400,000 convertible debentures can be converted by Cornell Captital to common stock of TXP. First, the debentures are convertible at 110% of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market). Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further, once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option it must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market).

The $1,400,000 convertible debentures were discounted by $200,000 which were fees paid to the lender, such discount to be amortized over the life of the notes or three years. At December 31, 2005 TXP had amortized $89,000 of the note discount.

TXP, as the combined company after the merger, will assume the obligations of TXP for the $1,400,000 in convertible debentures held by Cornell Capital.

On June 15, 2005 TXP entered into a Securities Purchase Agreement with Cornell Capital for a secured convertible debenture of $550,000 bearing interest at 5%. As of December 31, 2005, approximately $15,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of 120% of the amount redeemed plus accrued interest. If TXP uses this option it must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market).

There are two ways the $550,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market). Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires June 15, 2008. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further, once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period. The $550,000 convertible debentures were discounted by $65,000 which were fees paid to the lender, such discount to be amortized over the life of the notes of three years. At December 31, 2005 TXP had amortized $11,000 of the note discount.

TXP, as the combined company after the merger, will assume the obligations of TXP for the $550,000 in convertible debentures held by Cornell Capital.

TXP expects to amend the $550Kconvertible debenture with Cornell Capital issued in June of 2005 in accordance with a summary term sheet that it executed with Cornell Capital in April of 2006. The term sheet provides for a bridge debenture in the amount of $1,100,000, adding the $550,000 already disbursed by Cornell Capital to TXP under the convertible debentures in June of 2005 with an additional $550,000 available to be disbursed when TXP is trading on the OTCBB. The significant terms of the agreement are currently being negotiated. TXP must pay a commitment fee of 10% of the commitment amount paid upon each disbursement under the convertible bridge debenture.

On March 1, 2005 TXP renewed its revolving line of credit for $250,000. The line of credit has a one year term with a variable interest rate of prime plus 2%. The line of credit is secured by all assets of the company. Interest payments are due monthly beginning April 1, 2005 and the principal is due when the one year term expires or March 31, 2006. The balance outstanding on the note at December 31, 2005 was $250,000. The line of credit has no financial covenants but it does have provisions that the maximum TXP may have outstanding is $250,000 or 70% of the borrowing base whichever is less. The borrowing base is defined as the value of accounts receivable less than 90 days past their invoice date. TXP was in compliance with these provisions as of December 31, 2005.

Except for the financing agreements with Cornell Capital discussed above, existing financing arrangements, and revenue generated through its operations, TXP has no other significant sources of working capital or cash commitments. In addition, the Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the Standby Equity Distribution Agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur and there is no assurance that these events will occur. See "Risk Factors." Further no assurance can be given that TXP will raise sufficient funds from such financing arrangements, or that TXP will ever produce sufficient revenues to expand its operations to a desirable level, or that a market will develop for its common stock upon which a significant amount of TXP's financing is dependent.

Management believes that the financing arrangements in place are sufficient to satisfy TXP's cash requirements for the next twelve months. Management is not depending upon the Standby Equity Distribution Agreement to meet its cash requirements for the next twelve months. If TXP is unable to recognize sufficient proceeds from these arrangements, management believes that TXP can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

DESCRIPTION OF PROPERTY

SMS

SMS’ executive offices are located at 3675 N E Skyline Drive, Jensen Beach, FL 34957-3917, telephone: 772-334-7129. SMS pays no rent.

SMS believes that its facilities are adequate to meet its current needs. SMS’ offices are in good condition and are sufficient to conduct its operations.

SMS does not intend to renovate, improve, or develop properties. SMS is not subject to competitive conditions for property and currently has no property to insure. SMS has no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, SMS has no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

TXP

TXP’s executive offices are located at 1299 Commerce Drive, Richardson, TX 75081. TXP’s main telephone number is 214-575-9300. TXP leases its facilities. Lease payments for 2005 amounted to $172,000.

TXP believes that its facilities are adequate to meet its current needs. TXP’s offices are in good condition and are sufficient to conduct its operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock	Percentage of
Name of Beneficial Owner (1)	Beneficially Owned (2)	Common Stock (2)
Michael C. Shores (3)	82,175,889	87.15%
Robert Bruce	892,978	1.0%
All officers and directors as a group		88.15%
(2 persons)

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Texas Prototypes, Inc., 1299 Commerce Drive, Richardson, TX 75081.
(2)
Applicable percentage ownership is based on 94,295,715 shares of common stock outstanding as of May 4, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of May 4, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 4, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

No Director, nominee for Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

(3)
Includes (i) 64,316,281 shares of common stock beneficially owned by Mr. Shores directly, and (ii) 17,859,608 shares of common stock beneficially owned by Mr. Shores indirectly through the Michael Shores Trust.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of TXP.

Name	Age	Position
Michael Shores	39	President, Chief Executive Officer, Director
Robert Bruce	39	Chief Financial Officer

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Michael Shores, age 39, is the President and Chief Executive Officer of TXP and its sole director and has been serving in those capacities since TXP was established in March 2002. Prior to launching TXP, Mr. Shores worked at Flextronics International, Ltd., a provider of electronics manufacturing services to original equipment manufacturers, from 1997 through 2002 in a variety of capacities, most recently as Business Development Manager helping launch Flextronics Photonics division. Mr. Shores also worked as an Account Manager for the Flextronics Design Center in their New Product Introduction Center area. Mr. Shores is a member of the Optics & Photonics Steering Committee and the International Society for Optical Engineering, Advisory Board Member of the Korean Photonics Technology Institute, the Richardson Technology Business Council and the Metroplex Business Council.

Robert Bruce, age 39, is the CFO of TXP, a position that he has held since April of 2005. Prior to joining TXP, Mr. Bruce was Director of Finance and Controller for the viaLink Company for five years (OTCBB: PPID (after merger)). Prior to that he was Controller for Fujitsu ICL from August 1998 through December 1999 and Internal Audit Supervisor at Quaker State Corporation from May 1997 through August 1998. Mr. Bruce has a diversified financial management experience in the technology industry with both Fortune 1000 and Public Accounting Firms. He is a Certified Public Accountant and Certified Information Systems Auditor. He began his career in public accounting at the public accounting firms of Fisk and Robinson P.C. and Payne, Falkner, Smith and Jones. He was an audit Manager with Payne, Falkner, Smith and Jones prior to joining Quaker State Corporation in 1997. He has a B.A in Mathematics and Economics and a Masters of Science in Accounting from the University of Texas at Dallas.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that SMS has paid or that has accrued on behalf of SMS' chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2003 and 2002.

					Long-Term
					Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities		All
				Annual	Restricted	Underlying		Other
Name and				Compen-	Stock Award(s)	Options/	LTIP	Compen-
Principal Position	Year	Salary ($)	Bonus ($)	sation ($)	($)	SARs (#)	Payouts ($)	sation ($)
Richard Smitten	2005	$299,500	$150,000	-0-	-0-	-0-	-0-	-0-
President, CEO	2004	0	-0-	-0-	-0-	-0-	-0-	-0-
and Director	2003	0	-0-	-0-	-0-	-0-	-0-	-0-

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of the TXP's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2005, 2004 and 2003.

					Long-Term
					Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities		All
				Annual	Restricted	Underlying		Other
Name and				Compen-	Stock Award(s)	Options/	LTIP	Compen-
Principal Position	Year	Salary ($)	Bonus ($)	sation ($)	($)	SARs (#)	Payouts ($)	sation ($)
Michael Shores	2005	134,344	-0-	(1)42,000	-0-	-0-	-0-	(3) 7,287
President, CEO	2004	135,000	-0-	-0-	-0-	-0-	-0-	(3) 8,340
and Director (1)	2003	130,000	-0-	-0-	-0-	-0-	-0-	(3) 6,255

Robert Bruce	2005	(4) 92,898	-0-	(2)600	-0-	-0-	-0-	-0-
CFO (2)	2004	0	-0-	-0-	-0-	-0-	-0-	-0-
	2003	0	-0-	-0-	-0-	-0-	-0-	-0-

(1)
On March 31, 2005, TXP issued Michael Shores, CEO of TXP, and Michael Shores Trust 122,816,803 and 32,210,880 of the Company’s common stock, respectively. TXP recorded stock compensation expense of $33,000 and $9,000, respectively.

(2)	On March 31, 2005, TXP issued Robert Bruce, CFO of TXP, 2,210,540 of TXP’s common stock. TXP recorded stock compensation expense of $600.
(3)	The CEO was provided a company car for business use. As of Q4 2005, TXP terminated this arrangement.
(4)	Mr. Bruce was hired full-time as TXP’s CFO in April 2005 with an annual salary of $123,000.
(5)	In 2004, prior to becoming CFO, Mr. Bruce was paid $3,500 in contract consulting fees. TXP issued Mr. Bruce a 1099 at the end of year for these fees.
(6)	In 2005, prior to becoming CFO, Mr. Bruce was paid $3,067 in contract consulting fees. TXP issued Mr. Bruce a 1099 at the end of year for these fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SMS

During the year ended December 31, 2005, SMS received proceeds totaling $2,000 from Mr. Smitten which increased the shareholder loan to $13,500. SMS repaid $24,800 to Mr. Smitten leaving an overpayment to the officer of $11,300 which was offset against accrued compensation. Mr. Smitten provided an amount of $6,572 of additional funds, which amount is unsecured, non-interest bearing and due on demand.

SMS believes that all these transactions were entered into on terms as favorable as could have been obtained from unrelated third parties because, based upon its experience in the industry, SMS believes it would have had to pay independent third parties more for comparable assets or services.

Other than the above transactions, SMS has not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of SMS common stock, or family members of such persons. Also, other than the above transactions, SMS has not had any transactions with any promoter.

TXP

TXP leases operating equipment from Michael C. Shores for $180,000 a year. TXP paid $180,000 to Michael Shores in both 2004 and 2005. The lease expires in April 2007.

In the fourth quarter of 2005, Michael C. Shores purchased two TXP-owned vehicles that TXP no longer needed for $48,238. The purchase price was equal to the pay-off amount on the vehicle loan balances and approximated the fair value of the vehicles in the aggregate.

DESCRIPTION OF SECURITIES

SMS

SMS' authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and zero shares of preferred stock. As of May 4, 2006, there were 94,295,715  shares of common stock of SMS issued and outstanding.

Holders of SMS' common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of SMS' common stock representing a majority of the voting power of SMS' capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of SMS' outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to SMS' articles of incorporation.

Holders of SMS' common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. SMS' common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to SMS' common stock.

TXP

Immediately prior to the closing of the merger, TXP's authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and zero shares of preferred stock. As of April 28, 2006, TXP surrendered all 221,051,400 shares of common stock of TXP issued and outstanding as provided for in the merger agreement.

Holders of TXP common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of TXP common stock representing a majority of the voting power of TXP capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of TXP outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to TXP's articles of incorporation.

Holders of TXP common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. TXP common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to TXP common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

Shares of SMS' common stock became qualified for quotation on the over the counter bulletin board under the symbol "SMKT" in 2002. On April 1, 2003 we began trading on the bulletin board. On April 10, 2006, our symbol was changed to “SMSO” and on May 1, 2006 our symbol was changed to “YTXO”.

The high and low stock price for each quarter within the last two fiscal years was:

QUARTER END	HIGH	LOW
	(Price per Share $)	(Price per Share $)
	June 03.12	.3
	Sept 03.10	.3
	Dec 03.6	.3
	Mar 04.01	.006
	June 04.01	.008
	Sept 04.01	.007
	Dec 04.01	.007
	Mar 05.04	.01
	June 05.04	.01
	Sept 05.04	.02
	Dec 05.04	.02

The quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

Penny Stock Considerations

SMS’ shares are "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. SMS’ shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and SMS’ registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of SMS common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of SMS securities, if its securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of SMS securities. SMS shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Dividends

SMS has not declared any cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. SMS plans to retain any future earnings for use in its business. Any decisions as to future payments of dividends will depend on SMS’ earnings and financial position and such other facts as the board of directors deems relevant.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

In June 2004, SMS entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, SMS may, at SMS' discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 92% of the lowest volume weighted average price of the SMS' common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS' common stock is traded for the five days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. SMS also gave Cornell Capital a compensation debenture in the amount of $240,000 upon execution of the equity distribution agreement. In addition, SMS engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation will receive 181,818 shares of SMS' common stock.

All estimates of shares to be issued under the standby equity distribution agreement are based upon pre-reverse split numbers.

As of December 31, 2005, SMS issued 14,546,911 common shares for draws against the Standby Equity Distribution line which was used to pay off a $150,000 note payable and accrued interest due Cornell. The total amount of funds received under the Standby Equity Distribution line has been $150,000 and the amount left available under the equity line is zero, as the line expires upon closing of the merger.

Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, SMS may periodically sell shares of common stock to Cornell to raise capital to fund SMS' working capital needs. The periodic sale of shares is known as an advance. A closing will be held six trading days after such written notice at which time SMS will deliver shares of common stock and Cornell Capital will pay the advance amount.

SMS may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, SMS may continue to request advances until Cornell Capital has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. SMS may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30-day period is $400,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of SMS' common stock. Because Cornell Capital can repeatedly acquire and sell shares, this limitation does not limit the potential dilative effect or the total number of shares that Cornell Capital may receive under the Standby Equity Distribution Agreement.

SMS cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and SMS has not determined the total amount of advances SMS intend to draw. Nonetheless, SMS can estimate the number of shares of SMS' common stock that will be issued using certain assumptions. For example, SMS would need to issue 93,720,712 shares of common stock in order to raise the maximum amount of $5,000,000 under the equity distribution agreement at a purchase price of $.05335 (i.e., 92% of a recent stock price of $.04).

SMS' obligation to issue shares upon receipt of an advance pursuant to the Standby Equity Distribution Agreement is essentially limitless, although under the terms of the agreement Cornell Capital may not own more than 9.9% of SMS' outstanding common stock at any time. The common stock to be issued under the Standby Equity Distribution Agreement will be issued at an 8% discount to the market price as defined in the agreement.

SMS registered on Form SB-2 a total of 50,000,000 shares of common stock for the sale under the Standby Equity Distribution Agreement. The issuance of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, up to 50,000,000 shares of common stock could be issued under the Standby Equity Distribution Agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital sold the shares purchased under the Standby Equity Distribution Agreement to the same purchaser.

In March 2006, the registration statement related to the Standby Equity Distribution Agreement was withdrawn.

Sample Conversion Calculation of the Convertible Debenture

In June 2004, in connection with the Standby Equity Distribution Agreement with Cornell Capital, SMS gave Cornell Capital an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of SMS' common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the SMS' common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS' common stock is traded for the five days immediately following the notice date. At maturity, SMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the SMS' common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS' common stock is traded for the five days immediately preceding the conversion date.

The full principal amount of the convertible debenture is due upon default under the terms of convertible debenture. SMS is obligated to register the resale of the conversion shares assumable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from June 14, 2004.

SMS' obligation to issue shares upon conversion of SMS' convertible debenture is essentially limitless, although the debenture provides that Cornell may only convert the debenture for a number of shares that would cause it to beneficially own no more than 4.99% of the outstanding shares of SMS' common stock following such conversion.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which TXP's common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

The following table shows information with respect to each equity compensation plan under which SMS’ common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

LEGAL PROCEEDINGS

SMS

SMS is not currently a party to, nor is any of its property currently the subject of, any pending legal proceeding. None of SMS’ directors, officers or affiliates is involved in a proceeding adverse to its business or has a material interest adverse to its business.

TXP

TXP is not currently a party to, nor is any of its property currently the subject of, any pending legal proceeding. None of TXP’s directors, officers or affiliates is involved in a proceeding adverse to its business or has a material interest adverse to its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

SMS

None.

TXP

On January 3, 2006, Lopez, Blevins, Bork and Associates, LLP (the "Former Accountant") was terminated as the auditors for TXP and communicated in a letter to the Former Accountant dated April 5, 2006. On January 3, 2006, TXP engaged Payne, Falkner, Smith, and Jones, P.C. (the "New Accountant"), as its independent certified public accountant. TXP’s decision to engage the New Accountant was approved by its Board of Directors on January 3, 2006.

The reports of the Former Accountant on the financial statements of TXP for the fiscal years ending December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During TXP's fiscal years ending December 31, 2004 and 2003 and the subsequent interim period through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During TXP's fiscal years ending December 31, 2004 and 2003 and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

TXP did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on TXP's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by TXP in reaching a decision as to the accounting, auditing or financial reporting issues.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SMS

SMS's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and SMS's Bylaws. These provisions state that SMS's directors may cause SMS to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of SMS's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SMS pursuant to the foregoing provisions, or otherwise, SMS has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TXP

TXP's directors and executive officers are indemnified as provided by the Texas Business Corporation Act and TXP's Bylaws. These provisions state that TXP's directors may cause TXP to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of TXP's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling TXP pursuant to the foregoing provisions, or otherwise, TXP has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01 above.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

Effective April 21, 2006, the Registrant changed its name from Stock Market Solutions, Inc. to YTXP Corporation. In addition, effective May 01, 2006, the Registrant’s quotation symbol on the OTC Bulletin Board was changed from SMSO.OB to YTXO.OB.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Report of Independent Registered Public Accounting Firm

Stock Market Solutions, Inc. Balance Sheet as of December 31, 2005
Stock Market Solutions, Inc. Statement of Operations For The Year Ended December 31, 2005
Stock Market Solutions, Inc. Statement of Stockholders' Equity For The Year Ended December 31, 2005
Stock Market Solutions, Inc. Statement of Cash Flows For The Year Ended December 31, 2005
Stock Market Solutions, Inc. Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

Texas Prototypes, Inc. Balance Sheet as of December 31, 2005
Texas Prototypes, Inc. Statement of Operations For The Year Ended December 31, 2005
Texas Prototypes, Inc. Statement of Stockholders' Equity For The Year Ended December 31, 2005
Texas Prototypes, Inc. Statement of Cash Flows For The Year Ended December 31, 2005
Texas Prototypes, Inc. Notes to Financial Statements

(b)	Pro forma financial information.

Stock Market Solutions, Inc. and Texas Prototypes, Inc. Pro forma Consolidated Financial Statements
Pro forma Consolidated Balance Sheet
Pro forma Consolidated Statements of Operations
Notes to Pro forma Consolidated Financial Statements

(c)	Exhibits

Exhibit
Number	Description
2.1
Agreement and Plan of Merger made as of June 13, 2005 among Stock Market Solutions, Inc., TP Acquisition Corp., and Texas Prototypes, Inc. (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on June 21, 2005).

99.1	Press release of YTXP Corporation dated as of May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK MARKET SOLUTIONS, INC.

Date: May 4, 2006	By:	/s/ Richard Smitten

Name: Richard Smitten Title: Chief Executive Officer

Stock Market Solutions, Inc.
(A Development Stage Company)

Financial Statements

December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors of:
Stock Market Solutions, Inc.

We have audited the accompanying balance sheet of Stock Market Solutions, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from January 22, 1999 (inception of development stage) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Stock Market Solutions, Inc. (a development stage company) as of December 31, 2005, and the results of its operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from January 22, 1999 (inception of development stage) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 reflected in the accompanying financial statements, the Company has a net loss of $644,127 and net cash used in operations of $144,483 for the year ended December 31, 2005 and a working capital deficiency of $553,489, deficit accumulated during the development stage of $1,348,466 and a stockholders' deficiency of $586,793 at December 31, 2005 and is a development stage company with no revenues. Those matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 4, 2006

Stock Market Solutions, Inc.
(A Development Stage Company)

Balance Sheet
December 31, 2005

ASSETS

Current Assets
Cash	$6,104
Total Current Assets	6,104

Equipment, net	2,459
Deferred Offering Costs	90,000
Total Assets	$98,563

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accrued Interest	$18,500
Due to related party - Officer	6,572
Loan Payable	9,311
Accounts payable	12,010
Accrued Compensation	268,200
Debenture conversion option liability	245,000
Total Current Liabilities	559,593

Convertible Debenture, net of discount	125,763
Total long term liabilities	125,763
Total Liabilities	685,356

Stockholders' Deficiency
Common stock, $0.001 par value, 100,000,000 shares authorized, 4,997,673 issued and outstanding	4,998
Additional paid-in capital	756,675
Deficit accumulated during development stage	(1,348,466)
Total Stockholders' Deficiency	(586,793)
Total Liabilities and Stockholders' Deficiency	$98,563

See accompanying notes to financial statements.

Stock Market Solutions, Inc.
(A Development Stage Company)
Statements of Operations

			For the period from
			January 22, 1999
			(Inception of
	Year Ended December 31,		Development Stage) to
	2005	2004	December 31, 2005
Operating Expenses
Depreciation	$1,235	$1,210	$2,554
Legal	20,000	21,706	68,809
Placement Agent Fee	—	10,000	10,000
Software impairment loss	—	—	6,000
Website impairment loss	—	—	850
Settlement Loss	—	60,963	60,963
Amortization	—	—	350
Accounting	32,318	17,638	62,433
Rental Expense	6,800	7,950	14,750
Consulting	110,463	298,818	516,614
Compensation Officer	299,500	—	299,500
Loss on disposal of fixed assets	1,160	—	1,160
Software and website costs	12,500	—	32,792
General and administrative	53,384	37,711	114,228
Total Operating Expenses	537,360	455,996	1,191,003
Loss from Operations	(537,360)	(455,996)	(1,191,003)

Other Income (Expense)
Interest expense	(96,767)	(44,696)	(141,463)
Changes in fair value of debt conversion option liability	(10,000)	—	(10,000)
Total Other Income (Expense)	(106,767)	(44,696)	(151,463)

Net Loss	$(644,127)	$(500,692)	$(1,342,466)

Net Loss Per Share - Basic and Diluted	$(0.15)	$(0.21)	$(0.61)

Weighted average number of shares outstanding during the year - basic and diluted	4,340,263	2,422,868	2,202,872

See accompanying notes to financial statements.

Stock Market Solutions, Inc.
(A Development Stage Company)
Statements of Change to Stockholders' Deficiency
From January 22, 1999 to December 31, 2004

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid -in	Development	Deferred
	Shares	Amount	Capital	Stage	Consulting	Total

Common stock issued to founder for book and software rights	600,000	$600	$5,400	$(6,000)	—	$—
Common stock issued for cash	963,000	963	8,667	—	—	9,630
Common stock issued to vendor for website development	120,000	120	1,080	—	—	1,200
Net loss, 1999	—	—	—	(13)	—	(13)
Balance, December 31, 1999	1,683,000	1,683	15,147	(6,013)	—	10,817

Common stock issued for cash	31,000	31	279	—	—	310
Net loss, 2000	—	—	—	(679)	—	(679)
Balance, December 31, 2000	1,714,000	1,714	15,426	(6,692)	—	10,448

Common stock issued for cash	86,000	86	774	—	—	860

Net loss, 2001	—	—	—	(34,780)	—	(34,780)
Balance, December 31, 2001	1,800,000	1,800	16,200	(41,472)	—	(23,472)

Net loss, 2002	—	—	—	(17,035)	—	(17,035)
Balance, December 31, 2002	1,800,000	1,800	16,200	(58,507)	—	(40,507)

Common stock issued for services	30,000	30	270	—	—	300
Common stock issued for consulting services	230,000	230	183,770	—	(168,667)	15,333
Amortization of deferred consulting expense	—	—	—	—	92,000	92,000
Net loss, 2003	—	—	—	(145,140)	—	(145,140)
Balance, December 31, 2003	2,060,000	2,060	200,240	(203,647)	(76,667)	(78,014)

Stock issued for consulting services	343,182	343	204,657	—	(195,000)	10,000
Amortization of deferred consulting expense	—	—	—	—	198,136	198,136
Common stock options issued for services	—	—	100,682	—	—	100,682
Common stock issued for services	30,000	30	17,970	—	—	18,000
Common stock issued for book rights	300,000	300	(300)	—	—	—
Common stock issued for sale of stockholder note	300,000	300	179,700	—	—	180,000
Net loss, 2004 (as restated - Note 13)	—	—	—	(500,692)	--	(500,692)
Balance, December 31, 2004	3,033,182	$3,033	$702,949	$(704,339)	$(73,531)	$(71,888)

Common stock issued for consulting services	239,000	239	27,943	—	—	28,182
Common stock issued for legal services	50,000	50	4,950	—	—	5,000
Common stock issued in exchange for options cancellation	30,000	30	(30)	—	—	—
Common stock issued to officer for accrued compensation	200,000	200	19,800	—	—	20,000
Amortization of deferred consulting expense	—	—	—	—	73,531	73,531
Common stock issued in exchange for note	1,454,691	1,455	151,054	—	—	152,509
Stock cancellation	(9,200)	(9)	9	—	—	—
Offering costs	—	—	(150,000)	—	—	(150,000)
Net loss, 2005	—	—	—	(644,127)	—	(644,127)
Balance, December 31, 2005	4,997,673	$4,998	$756,675	$(1,348,466)	$—	$(586,793)

See accompanying notes to financial statements.

Stock Market Solutions, Inc.
(A Development Stage Company)
Statements of Cash Flow
			For the period from
			January 22, 1999
			(Inception of
	Year Ended December 31,		Development Stage) to
	2005	2004	December 31, 2005

Cash Flows from Operating Activities:
Net loss	$(644,127)	(500,692)	$(1,342,466)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization	—	—	350
Options for services	—	100,682	100,682
Settlement loss	—	60,963	60,963
Debt discount amortization	78,234	42,528	120,762
Deferred compensation-amortization	73,531	—	73,531
Depreciation	1,235	1,210	2,554
Loss on disposal of fixed assets	1,160	—	1,160
Stock issued for services	33,182	226,136	366,951
Software impairment loss	—	—	6,000
Website impairment loss	—	—	850

Changes in operating assets and liabilities:
Increase (decrease) in:
Security deposit	600	—	—
Accounts payable	(9,403)	17,723	12,010
Accounts payable - Related Party	6,572	—	6,572
Accrued compensation officer	288,200	—	288,200
Accrued interest	16,333	2,167	18,500
Debt conversion option liability	10,000	—	10,000
Net Cash Provided by (Used in) Operating Activities	(144,483)	(49,283)	(273,381)

Cash Flows from Investing Activities:
Purchase of equipment	—	(3,997)	(6,172)
Loan disbursements to officer	—	—	(10,800)
Payment for software development	—	—	(6,000)
Net Cash Used in Investing Activities	—	(3,997)	(22,972)

Cash Flows from Financing Activities:
Proceeds from common stock issuance	—	—	10,800
Proceeds from loan payable	9,311	—	9,311
Proceeds from notes payable	152,509	—	152,509
Proceeds from notes payable - related party	2,000	55,500	147,190
Repayment on notes payable - related party	(13,500)	(2,503)	(17,353)
Net Cash Provided by Financing Activities	150,320	52,997	302,457

Net Increase (Decrease) in Cash and Cash Equivalents	5,837	(283)	6,104

Cash and Cash Equivalents at Beginning of Period	267	550	—

Cash and Cash Equivalents at End of Period	$6,104	$267	$6,104

Supplemental Disclosure of Cash Flow Information

Cash Paid for:
Interest	$—	$—	$—
Taxes	$—	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Settlement of debt with common stock	$170,000	$119,037	$289,037
Common stock issued for book rights	$—	$3,000	$3,000
Common stock issued for services	$—	$195,000	$195,000
Deferred offering costs	$(150,000)	$240,000	$90,000

See accompanying notes to financial statements.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2005

Note 1 Nature of Business and Summary of Significant Accounting Policies

(A) Description of Business

Stock Market Solutions, Inc. (the "Company") was incorporated under the laws of the State of Nevada in June 1994. The Company was inactive until January 1999 when it entered the development stage. The Company offers computer programs designed to provide educational/instructional assistance and aid to stock market traders. The Company intends on leasing the program to customers via its website.

Activities during the development stage include development of a business plan, development of the computer software programs and intellectual property, establishment of a website, determining the market, and raising capital.

(B) Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods presented. Actual results may differ from these estimates.

Significant estimates in 2005 and 2004 include an estimate of the deferred tax asset valuation allowance, depreciable lives on property and equipment, valuation of stock based compensation and the accounting treatment of the Company's convertible securities.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Equipment

Equipment is stated at cost ($3,997), less accumulated depreciation ($1,538). Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using a straight-line method over the estimated useful lives of the related asset of five years. Depreciation expense for 2005 and 2004 is $1,235 and $1,210, respectively. A computer was determined to be impaired as of December 31, 2005 resulting in a loss on disposal of fixed asset of $1,160.

(E) Website Development Costs

In accordance with EITF Issue No. 00-2, the Company accounts for its website in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years. (See Note 3)

(F) Software Development Costs

The Company accounts for the research and development costs and production costs of computer software to be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS No. 86"). Under SFAS No. 86 all costs incurred to establish the technology feasibility of computer software to be sold, leased, or otherwise marketed are considered research and development expenses that are expensed as incurred. Costs of producing product masters which include coding and testing performance subsequent to establishing technological feasibility but before the product is available for general release to customers are capitalized and amortized on a straight-line basis over the assets estimated useful life.

(G) Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

(H) Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

(I) Promoter Contribution and Contributed Services

The Company accounts for assets provided to the Company by promoters in exchange for capital stock at the promoter's original cost basis. The value of services provided to the Company by its sole officer was nominal through December 31, 2004. In 2005 the Company paid or accrued as liabilities compensation to the officer under an employment agreement. (See Note 7).

(J) Revenue Recognition

The Company accounts for revenues pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 104. The Company intends on generating revenue from user subscriptions to the stock market trading and simulator programs. All customers will be offered a 30-day trial period in which they may receive a full refund and after such period, customers may cancel their subscriptions with 60 days notice. Payments from a customer during the customer's 30-day trial period will be recorded as a deferred liability and recognition will begin when the refund period expires. Revenue receipts after the 30-day trial period will be recorded as a deferred liability and recognized as revenue on a pro-rata basis as earned over the service period. As of December 31, 2005, no revenues have been generated.

(K) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(L) Net Loss Per Common Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2005, there was a convertible debenture outstanding which is convertible into an undeterminable quantity of shares based on a 97% discount to a future trading price of the Company's common stock. The conversion may dilute future earnings per share.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

(M) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts payable and notes payable - related party, approximate fair value due to the relatively short period to maturity for these instruments.

(N) New Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement is effective for the Company beginning with its fiscal year ending 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. When it is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

Note 2 Software and Impairment Loss

During 2000, pursuant to a consulting agreement, the Company paid $6,000 to a third party who has an employment agreement with the Company for future employment, towards the development of its proprietary stock market trading software which is to be leased to users over the Company's website. The costs were capitalized on the balance sheet pursuant to SFAS No. 86. The Company intended to amortize these costs on a straight-line basis over a period of three years once the software was placed in service. The consulting agreement stipulates an additional $6,000 due upon completion of the entire job. At December 31, 2001, the Company evaluated the recoverability of the capitalized software cost, and due to the uncertainty, recognized an impairment loss of $6,000.

Note 3 Website Development Costs and Impairment Loss

During the year ended December 31, 1999, the Company capitalized $1,200 in common stock paid to a third party contractor to develop the Company's website. This agreement with the contractor grants the Company exclusive ownership and permission to the website. Amortization over a three year period began when the website was placed in service in February 2002. Amortization expense for the years ended December 31, 2005 and 2004 was $0 and $0, respectively.

At December 31, 2002, the Company evaluated the recoverability of the capitalized website development cost, and due to the uncertainty, recognized an impairment loss for the unamortized balance of $850.

Note 4 Standby Equity Distribution Agreement and Convertible Debenture

On June 14, 2004, we entered into a standby equity distribution agreement ["SEDA"] with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30 day period is $400,000. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. In addition to other possible costs of each advance, we will pay a commitment fee to the investor of 5% of each advance which will be treated as an offering cost and charged to additional paid-in capital for accounting purposes.

Under the terms of the SEDA, Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. As of December 31, 2005, the Company issued 1,454,691 common shares for draws against the line which was used to pay off the $150,000 note payable and accrued interest.

On June 14, 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000 as a commitment fee. The convertible debenture is due and payable, with 5% interest payable at maturity or upon conversion, three years from the date of issuance, unless sooner converted into shares of our common stock. The debenture is immediately convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. The debenture provides that Cornell Capital Partners, L.P. may only convert the debenture if the number of shares held by the lender or its affiliates after the conversion would not exceed 4.99% of the outstanding shares of our common stock following such conversion. In addition, we have the right to redeem at any time at 120% of the outstanding principal balance plus accrued unpaid interest.

The Company determined that the call option is not a derivative in accordance with SFAS 133. The Company determined that the embedded conversion feature is a derivative under SFAS 133 and related interpretations due to the variable share quantity it is convertible into and due to the liquidated damages clause under the registration rights agreements. Accordingly, the conversion option has been segregated and recorded in 2004 as a derivative liability at its then fair value of $235,000. The fair value increased by $10,000 as of March 31, 2005 with no change through December 31, 2005 as determined using a Black-Scholes option pricing model with the following assumptions: expected term of 1.25 years, volatility of 404%, expected dividends of zero and interest rate of 3.6%. The related debt discount of $235,000 is being amortized over the debt term of 3 years with amortization in 2004 of $42,528 and amortization of $78,234 in 2005.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

The Company has determined that this fee, $240,000, should be treated as an offering cost asset to be offset against the proceeds of the SEDA. As of December 31, 2005, $150,000 has been charged against additional paid-in capital against the $150,000 SEDA draws.

The Company engaged Newbridge Securities Corporation, a registered broker-dealer, to advise them in connection with the SEDA. For its services, Newbridge Securities Corporation received 18,182 shares of the Company's common stock valued at $10,000 which was charged to operations in 2004.

On February 15, 2005, the Company entered into a Promissory Note with Cornell for $150,000. The face amount of this Promissory Note and interest at a rate of twelve percent (12%) per annum shall be payable either out of the net proceeds received by the Company under the Standby Equity Distribution Agreement dated June 14, 2004 or within 107 calendar days of January 26, 2005. The Company received net proceeds after payment of fees and commission of $123,750.

In connection with the above transaction with Cornell, from February 9, 2005 to May 20, 2005, the Company sold 1,454,691 registered shares for $152,509 to the public (Cornell) in a no minimum public offering under a registration statement declared effective by the SEC in 2004. The $152,200 paid off the $150,000 note payable plus accrued interest of $2,200. The remaining deferred equity offering costs at December 31, 2005 was $90,000 after offsetting against cumulative SEDA proceeds of $150,000.

Note 5 Due to Related Party - Officer

During the year ended December 31, 2004, the Company received proceeds totaling $55,500 from a stockholder increasing the note payable to $133,040 and the Company repaid $2,503 to this stockholder and converted $119,487 into 3,000,000 shares of common stock by two individuals who purchased the note payable from the stockholder. The balance of the transaction was recorded as a settlement loss in the amount of $60,963. (See Note 8)

During the year ended December 31, 2005, the Company received proceeds totaling $2,000 from an officer which increased the shareholder loan to $13,500. The Company repaid $24,800 to this officer leaving an overpayment to the officer of $11,300 which was offset against accrued compensation (See Note 7). The Officer provided an amount of $6,572 of additional funds which has been reflected as a Due to Related Party - Officer at December, 31, 2005. The amount is unsecured, non-interest bearing and due on demand.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

Note 6 Loan Payable

Certain expenses were paid by a third party during 2005 totaling $9,311. The loan is unsecured, non-interest bearing and due on demand.

Note 7 Related Party Transactions

During the year ended December 31, 2004, the Company received proceeds totaling $55,500 from an officer. During the year ended December 31, 2004, the Company repaid $2,503 to this officer. In June 2004, the Company issued 300,000 common shares to settle $119,037 of notes payable to the officer.

In the second quarter of 2004, the Company purchased the book rights from its President for 300,000 common shares. Since the President is the founder of the Company and a related party, the rights are recorded at their original cost basis of zero resulting in a credit to common stock par value of $3,000 and a charge to additional paid-in capital for the same amount.

See Note 5 for officer loan transactions in 2005 and 2004.

The Company entered into a sub-lease rental agreement with its sole corporate officer. (See Note 10)

Under the terms of the Employment Agreement between the Corporation and its President dated May 1, 2001, the "Effective Date" provisions were satisfied on February 9, 2005. In light of the achievement of overall objectives, the President's salary for the period from February 9, 2005 to December 31, 2005 is established at $14,000 per month, pro rated from February. In addition, in light of the fact that the President has performed numerous services for the Corporation for which he has not been compensated, he shall receive a bonus of $150,000, effective February 9, 2005. For the year ended December 31, 2005, the Company recorded officer's compensation of $299,500.

Note 8 Stockholders' Deficiency

The Company issued 600,000 common shares to its principal founder in exchange for book and software rights. As the founder had a zero cost basis in the rights, the par value of the common stock totaling $6,000 or $0.01 per share was charged to deficit accumulated during the development stage since there was no additional paid-in capital in the Company at that time.

In 1999, the Company paid 120,000 common shares to a website vendor. The shares were valued at the contemporaneous offering price of $0.01 per share or $1,200.

During 1999, the Company sold 963,000 common shares for $0.01 per share or an aggregate $9,630

During 2000, the Company sold 31,000 common shares for $0.01 per shares or an aggregate $310.

During 2001, the Company sold 86,000 common shares for $0.01 per shares or an aggregate $860.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

On February 25, 2003, the Company issued 30,000 common shares for $0.01 per share or an aggregate $300 for legal services performed.

On June 1, 2003, the Company issued 230,000 common shares for $0.01 per share pursuant to three separate one-year consulting agreements. For financial accounting purposes, the shares are considered fully vested and a measurement date was therefore obtained on June 1, 2003. The stock was valued on the measurement date at the quoted trading price of $0.80 per share resulting in a fair value of $184,000. Based on the one-year term of these consulting agreements, the Company recognized $107,333 of consulting expense for the year ended December 31, 2003 and deferred the remaining $76,667 at December 31, 2003 as a component of stockholders' deficiency. For the year ended December 31, 2004, the Company recognized $76,667 as consulting expense.

On May 24, 2004, the Company issued 30,000 shares of its common stock for legal services, which are considered fully vested and have an estimated fair value of $18,000, based on the $0.60 per share quoted trading price on the grant date, which was recognized as legal expenses immediately since the service period is undefined.

Effective May 15, 2004 the Board approved one-year consulting agreements and issued under a Form S-8 filed in May 2004, 325,000 common shares. For accounting purposes the shares are considered fully vested and a measurement date was therefore obtained on May 15, 2004. The stock was valued on the measurement date at the quoted trading price of $0.60 per share resulting in a value of $195,000. Based on the one-year term of these agreements, the Company recognized $121,469 and $73,531 of consulting expense in 2004 and 2005, respectively.

In connection with the SEDA in 2004, the Company issued 18,182 common shares valued at $10,000. (See Note 4)

In June 2004, the Company issued 300,000 common shares to settle $119,037 of notes payable with third parties. The shares were valued at $180,000 based on the $0.60 per share quoted trading price on the settlement date resulting in a $60,963 settlement loss charged to operations.

In the second quarter of 2004, the Company purchased the book rights from its President for 300,000 common shares. Since the President is the founder of the Company and related party, the rights are recorded at their original cost basis of zero resulting in a credit to common stock par value of $300 and a charge to additional paid-in capital for the same amount.

On May 14, 2004, the Company issued options to two outside consultants of 50,000 exercisable during the first 12 months starting May 15, 2004 at $0.30, 50,000 exercisable during the second 12 months commencing May 15, 2005 at $0.40 and 85,000 exercisable during the third 12 months commencing May 15, 2006. The Company recorded consulting expense of $100,682 (computed using a Black-Scholes model with an interest rate of 1.81%, volatility of 225%, zero dividends and terms from 1 year to 3 years). The weighted average fair value of options granted in 2004 was $0.50.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

On October 13, 2004, the Company registered 500,000 shares of common stock underlying the convertible debenture. (See Note 4)

On February 2005, the Company issued 34,364 common shares to Cornell Capital in connection with the Standby Equity Distribution Agreement. The shares were valued at $10,309 based on the $0.30 per share quoted trading price on the date of issuance resulting in a pay down of the promissory note of $150,000 by $10,000 and a fee of $309. (See Note 4)

During the quarter ended June 30, 2005, the Company issued 1,420,327 common shares to Cornell Capital in connection with the Standby Equity Distribution Agreement. The shares were valued at $142,200 based on the agreed upon purchase prices resulting in a pay down of the remaining promissory note balance of $140,000 plus $2,200 accrued interest. (See Note 4)

On June 17, 2005, the Company issued 289,000 common shares to consultants for past consulting and legal services. These shares were valued at $33,182 and expensed immediately based on the $0.10 per share quoted trading price on the date of grant.

On June 17, 2005, the Company issued 200,000 common shares to the President. These shares were valued at $20,000 based on the share price of $0.10 per share quoted trading price on the date of issuance. The $20,000 was applied to accrued compensation.

On June 17, 2005, the Company issued 30,000 common shares to the option holders in exchange for the cancellation of 135,000 options. The original options value had been expensed in a prior period. Since the value of the options on the exchange date exceeded the value of the 30,000 shares issued on the exchange date, there was no additional expense recorded.

The Company issued 9,200 shares of common stock in a prior year but never delivered the shares since the subscription price was not received. The nominal value was expensed and a subscription receivable never booked since it was not material. On June 20, 2005, the Company cancelled these 9,200 common shares.

Note 9 Income Taxes

There was no income tax expense for the years ended December 31, 2005 and 2004 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2005 and 2004, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

	2005	2004
Computed "expected" tax expense (benefit)	$(219,003)	$(170,235)
Effect of net operating loss carryforward	219,003	170,235
	$—	$—

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

2005
Deferred tax assets:
Net operating loss carryforward	$456,438
Total gross deferred tax assets	456,438
Less valuation allowance	(456,438)
Net deferred tax assets	$—

The Company has a net operating loss carryforward of approximately $1,342,466 available to offset future taxable income expiring between 2021 and 2025. Usage of this net operating loss may be limited due to a change in control and change in business if the Company consummates the planned merger. (See Note 14)

The valuation allowance at December 31, 2005 was $456,438. The net change in valuation allowance during the year ended December 31, 2005 was an increase of $219,003.

Note 10 Commitments

Rental agreement

On August 15, 2003, the Company entered into a one year rental agreement. Under the terms of the agreement, the Company would be obligated to pay $1,200 per month in rent. The Company also paid $600 for a refundable security deposit. The deposit was forfeited during the 12 months ended December 31, 2005. Subsequent to entering into this rental agreement, the Company entered into a sub lease rental agreement with its sole corporate officer. Under the terms of the sub lease, the officer would be required to pay the Company $600 per month. As of December 31, 2005 and 2004, the Company has recognized $6,800 and $7,950, respectively in net rent expense (See Note 7). The rental agreement was cancelled as of December 31, 2005.

Note 11 Stock Award Plan

The 2003 Stock Award Plan (the "Plan") of the Company is for selected employees, officers, directors, and key consultants and advisors to the Company. The Plan shall become effective as of February 25, 2003 (the "Effective Date") and shall terminate on December 31, 2003. The total number of shares of common stock available under the Plan shall not exceed in the aggregate 1,000,000. Such shares may be treasury shares or authorized but unissued shares. The Board may award and issue shares of common stock under the Plan to an eligible individual ("Stock Award"). The Board in its discretion and subject to the provisions of the Plan may, from time to time, grant to eligible individuals of the Company Stock Awards. Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance-based goals established by the Board. The Company may, but shall not be obligated to, register any securities covered by a Stock Award pursuant to the Securities and Exchange Act of 1933. The Board may at any time alter, suspend or terminate the Plan. The Company may, for cause, cancel and the employee shall forfeit all outstanding Stock Awards, which are not fully vested.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

On February 25, 2003, the Company issued 30,000 shares of its common stock having a fair value of $300 for legal services (See Note 8).

Note 12 Agreement and Plan of Merger

The Company entered into an Agreement and Plan of Merger on June 13, 2005 with TP Acquisition Corp., a Texas corporation and a newly formed wholly-owned subsidiary of the Company and Texas Prototypes, Inc., a Texas corporation. TP Acquisition Corp. shall merge into Texas Prototypes, Inc. which will remain as a subsidiary of the Company. The Company shall issue approximately 90 million common shares to the shareholders of Texas Prototypes, Inc. after a proposed 1 for 10 reverse split of the Company's common stock. The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc. The transaction has not closed as of the date of this report.

Note 13 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $644,127, cash used in operations of $144,483 and a working capital deficiency of $553,489, deficit accumulated during the development stage of $1,348,466 and a stockholders' deficiency of $586,793 at December 31, 2005 and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company has essentially been inactive during 2004 while it was in the process of completing its registration statement on Form 10-SB and attempting to obtain quotation status on the Over the Counter Bulletin Board and remained inactive during 2005. Other than the liabilities reflected on the accompanying balance sheet at December 31, 2005, future expenses to maintain the Company's existence as a Securities and Exchange Act of 1934 reporting company include: accounting, auditing, filing, legal, and stock transfer agent fees. The Company plans to raise capital through private placements in terms of the standby equity distribution agreement with Cornell Capital Partners, L.P. The company raised $152,509 in common equity during the year ended December 31, 2005 through such agreement. The Company alternatively has planned to acquire a private operating company in a transaction where the shareholders of the private company will gain control. (See Notes 12 and 14) Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Stock Market Solutions, Inc.
(A Development Stage Company)

Notes to Financial Statements
December 31, 2005

Note 14 Subsequent Events

Effective April 10, 2006 the shareholders approved a 1 for 10 reverse stock split. All share and per share data in the accompanying Financial Statements retroactively reflect this reverse split.

The Company is planning on merging with Texas Prototypes, Inc. a global provider of Pre-Manufacturing Services for the electronics industry, supporting original equipment manufacturers, original design manufacturers, contract manufacturers and new technology innovators. (See Note 12)

We entered into an Agreement and Plan of Merger on June 13, 2005 with TP Acquisition Corp., a Texas corporation and a newly formed wholly-owned subsidiary of the Company and Texas Prototypes, Inc., a Texas corporation. TP Acquisition Corp. shall merge into Texas Prototypes, Inc. which will remain as a subsidiary of the Company. We shall issue approximately 90 million common shares to the shareholders of TXP after a proposed 1 for 10 reverse split of SMS's common stock. The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Texas Prototypes Inc.
Richardson, Texas

We have audited the accompanying balance sheet of Texas Prototypes, Inc. as of December 31, 2005 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of Texas Prototypes', Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Prototypes, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Payne, Falkner, Smith and Jones, P.C.
Dallas, Texas

April 4, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Texas Prototypes, Inc.
Richardson, Texas

We have audited the accompanying balance sheet of Texas Prototypes, Inc. as of December 31, 2004 and the related statements of income, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of Texas Prototypes’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Prototypes, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, the accompanying consolidated financial statements have been restated.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

June 17, 2005

TEXAS PROTOTYPES, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2005 and 2004

ASSETS	2005	2004
Current Assets
Cash	$342,000	$649,000
Accounts receivable, net of allowance of $7,400 in 2005 and 2004	695,000	501,000
Inventory	118,000	85,000
Other current assets	16,000	—
Total current assets	1,171,000	1,235,000

Property and equipment, net	914,000	702,000
Deferred offering costs	688,000	475,000
Other assets	88,000	149,000
TOTAL ASSETS	$2,861,000	$2,561,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Current maturities of notes payable	$143,000	$143,000
Current portion of capital lease obligation	19,000	—
Line of credit	250,000	170,000
Accounts payable	477,000	232,000
Accrued expenses	174,000	106,000
Total current liabilities	1,063,000	651,000

Notes payable, net of current maturities	15,000	177,000

Convertible debentures, net of unamortized discount of $165,000 and $178,000 in 2005 and 2004, respectively,	2,187,000	1,622,000

Capital lease obligation	33,000	—

Deferred tax liability	48,000	48,000
TOTAL LIABILITIES	3,346,000	2,498,000

STOCKHOLDERS' (DEFICIT) EQUITY:
Common stock, $.001 par value, 500,000,000 shares authorized, 221,054,400 and 55,263,180 shares issued and outstanding in 2005 and 2004, respectively	221,000	55,000
Additional paid in capital	(115,000)	6,000
Retained (deficit) earnings	(598,000)	(3,000)
Accumulated other comprehensive income	7,000	5,000
Total Stockholders' (Deficit) Equity	(485,000)	63,000
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$2,861,000	$2,561,000

The accompanying notes are an integral part of the consolidated financial statements.

TEXAS PROTOTYPES, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2005 and 2004

	2005	2004

Revenues
Prototyping and assembly	$1,914,000	$2,026,000
Material management services	2,298,000	1,355,000
Prototyping photonics	5,188,000	--
Total Revenues	9,400,000	3,381,000

Cost of sales	6,916,000	1,974,000
Gross profit	2,484,000	1,407,000

Costs and expenses
Selling, general & administrative	2,600,000	1,499,000
Depreciation	54,000	31,000
Total costs and expenses	2,654,000	1,530,000

Operating loss	(170,000)	(123,000)

Interest expense, net	(411,000)	(69,000)
Loss on sale of fixed assets	(14,000)	—
Loss before income taxes	(595,000)	(192,000)

Deferred tax expense	—	(15,000)

Net loss	(595,000)	(207,000)

Foreign currency translation adjustment	2,000	5,000

Comprehensive loss	$(593,000)	$(202,000)

Net loss per share	—	—

Weighted average shares outstanding:
Basic and diluted	180,628,596	56,466,358

The accompanying notes are an integral part of the consolidated financial statements.

TEXAS PROTOTYPES, INC.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
Years Ended December 31, 2005 and 2004

					Accumulated
			Additional	Retained	other
	Common Stock		paid in	earnings	comprehensive
	Shares	Amount	capital	(deficit)	income	Total
Balance, December 31, 2003	52,500,000	$52,000	$(51,000)	$204,000	$—	$205,000

Shares issued for services	2,763,180	3,000	57,000	—	—	60,000
Foreign currency translation adjustment	—	—	—	—	5,000	5,000
Net loss	—	—	—	(207,000)	—	(207,000)
Balance, December 31, 2004	55,263,180	55,000	6,000	(3,000)	5,000	63,000

Stock Compensation	165,791,220	166,000	(121,000)	—	—	45,000
Foreign currency translation adjustment	—	—	—	—	2,000	2,000
Net loss	—	—	—	(595,000)	—	(595,000)
Balance, December 31, 2005	221,054,400	$221,000	$(115,000)	$(598,000)	$7,000	$(485,000)

The accompanying notes are an integral part of the consolidated financial statements.

TEXAS PROTOTYPES, INC.
STATEMENT OF CASH FLOWS
Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(595,000)	$(207,000)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	218,000	151,000
Loss on sale of fixed assets	14,000
Bad debt provision	—	7,000
Amortization of discount on convertible notes	80,000	22,000
Common stock issued for consulting services	—	60,000
Stock Compensation	45,000	—
Changes in assets and liabilities:
Accounts receivable	(194,000)	(402,000)
Inventory	(33,000)	(85,000)
Income tax receivable	—	19,000
Other current assets	(16,000)	5,000
Deferred offering Costs	(213,000)	(75,000)
Other assets	61,000	(149,000)
Accounts payable	245,000	220,000
Accrued expenses	68,000	87,000
Accrued equipment lease	—	(20,000)
Deferred taxes	—	15,000

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(320,000)	(352,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(492,000)	(276,000)
Proceeds from sale of fixed assets	48,000	—
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(444,000)	(276,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Convertible Debenture	485,000	1,200,000
Line of credit, net	80,000	120,000
Proceeds from notes payable	346,000	45,000
Repayment of notes payable	(456,000)	(119,000)
NET CASH FLOWS FROM FINANCING ACTIVITIES	455,000	1,246,000

Effect of Currency Translation on Cash Balances	2,000	5,000

NET (DECREASE)INCREASE IN CASH	(307,000)	623,000

Cash, beginning of period	649,000	26,000
Cash, end of period	$342,000	$649,000

SUPPLEMENTAL DISCLOSURES

Issuance of compensation debenture for Standby Equity Distribution Agreement	$—	$400,000
Interest paid	$251,000	$27,000
Income taxes paid	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

TEXAS PROTOTYPES, INC.
NOTES TO CONSILDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of our Business

Texas Prototypes, Inc. ("TXP") was incorporated on March 15, 2002 under the laws of the State of Texas. TXP specializes in quick-turn complex circuit card assemblies and optoelectronic prototyping, new product introduction, and pilot production of electronic assemblies for Technology Innovators and Original Equipment Manufacturers (OEM) and Contract Manufacturers (CM) in the United States of America. The company is located in a 31,000 square-foot high-tech facility, located in Richardson, Texas.

Consolidation

As of December 31, 2005 and 2004, TXP had one wholly-owned subsidiary, TXP-Asia. All material inter-company balances and inter-company transactions have been eliminated.

Basis of Accounting

TXP maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Foreign Currency Translation

Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, TXP's investment in TXP- Asia translates all assets and liabilities at the respective period-end currency exchange rates and revenues and expenses at an average currency exchange rate for the period. The resulting translation adjustments are accumulated as a separate component of shareholders' equity.

Cash and Cash Equivalents

TXP considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents. TXP maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation. At December 31, 2005, the cash balance exceeded the insured limits by $242,000.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined by using the average cost method. Inventory consists primarily of direct material costs and labor related to customer prototyping projects.

Deferred Offering Costs

Deferred Offering Costs are costs incurred by TXP related to entering into the $15,000,000 Standby Equity Distribution Agreement (See Note 6 of Financial Statements). These costs consist of related legal, accounting, and commitment fees and will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to seven years.

Revenue Recognition

Revenues are derived from the following sources:

- Prototyping and assembly services
- Prototyping -Photonics/Optoelectronics services
- Material supply chain management services
- Turn-key solution - consists of material supply chain management services and one of the other services listed above.

The following is a description of each revenue source and our revenue recognition policy for each source:

Prototyping and assembly services typically consist of assembling and designing surface mount technology products to the customer provided design specifications. These services are priced based on the complexity, time-to turn and unit volume of the customer project. The majority of our prototyping and assembly services projects are completed in less than three weeks. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Prototyping -Photonics/Optoelectronics services typically consists of assembling and designing optical and optical related products to the customer provided design specifications. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Material supply chain management services consists of locating and procuring materials according to customer design specifications, qualifying components and auditing vendors, inventorying materials, and providing dual vendor sourcing if necessary. Material supply chain management services are priced at the cost of the material plus 5% to 25%. The pricing is solely dependent on the complexity and volume of the services performed. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time materials have been received and inventoried.

Turn-key solution is a combination of material supply chain management and one of the other service revenue sources described above. Revenue is generally recognized after both services have been performed and the products have shipped.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

TXP accounts for stock-based compensation for employees and non-employee members of our Board of Directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation expense is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of our common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our Board of Directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and other applicable accounting principles. There were no options granted to employees during 2004 and 2003.

NOTE 2 - RELATED PARTY TRANSACTIONS

TXP leases operating equipment from the majority shareholder for $180,000 per year. The lease was renewed under the same payment terms in May of 2005 for a 2-year term through April of 2007. In 2005 and 2004, TXP paid the majority shareholder $180,000 in accordance with the lease.

In September 2004, TXP invested in TXP-Asia, which is located in Gwangju City, South Korea by transferring $50,000 to a South Korean bank account. The investment was used to fund certain costs and expenses while TXP-Asia evaluates plans to co-locate within KOPTI (Korean Photonics Institute) and use its existing business model to penetrate the Asian Photonics market. The ownership of TXP-Asia is 100% owned by the majority shareholder of TXP, Inc. The majority shareholder will contribute his ownership of TXP-Asia when he is legally allowed by South Korean law. During December of 2005 TXP-Asia transferred $14,000 to the majority shareholder and effectively closed the South Korean bank account. Included within other currents assets as of December 31, 2005 is a receivable from the majority shareholder for the amount of transferred funds. TXP-Asia will continue to evaluate plans to co-locate within KOPTI (Korean Photonics Institute) and use its existing business model to penetrate the Asian Photonics market.

In Q4 2005, the majority shareholder purchased two company owned vehicles for $48,000 by arranging to pay-off the loans on both vehicles. The purchase price approximated the fair values of the vehicles in aggregate. The company realized an accounting loss on the sale of $14,000.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2005 and 2004 are as follows:

	2005	2004

Machinery and equipment	$925,000	$723,000
Computers	69,000	21,000
Software	158,000	23,000
Vehicles	12,000	108,000
Furniture and fixtures	137,000	41,000
Leasehold improvements	34,000	23,000
	1,335,000	939,000

Less: accumulated depreciation	(421,000)	(237,000)
	$914,000	$702,000

Depreciation expense totaled $218,000 and $151,000 in 2005 and 2004, respectively

NOTE 4 - LINE OF CREDIT

On March 1, 2005 TXP renewed its revolving line of credit for $250,000. The line of credit has a one-year term with a variable interest rate of prime plus 2%. The line of credit is secured by all assets of the company. Interest payments are due monthly beginning April 1, 2005 and the principle is due when the one year term expires or March 31, 2006. The line of credit has no financial covenants but it does have provisions that the maximum TXP may have outstanding is $250,000 or 70% of the borrowing base whichever is less. The borrowing base is defined as the value of accounts receivable less than 90 days past their invoice date. TXP was in compliance with these provisions as of December 31, 2005 and 2004. The balance outstanding on the note at December 31, 2005 was $250,000.

NOTE 5 - NOTES PAYABLE

On March 15, 2004 TXP entered into a standard bank loan agreement for $45,000 to purchase equipment. The note has a three-year term with a variable interest rate of prime plus 2%. The note is secured by the equipment. Monthly payments of $1,376 began May 15, 2004. The balance outstanding on the note at December 31, 2005 was $21,000.

TXP entered into a financing agreement to purchase an automobiles at the end of fiscal year 2003 for $10,000 with interest rate of 6.0%. The note is secured by the vehicle. The term of the financing agreement is 36 months, expiring in fiscal year 2006. The balance outstanding on the note at December 31, 2005 was $2,600.

In December 2003 TXP entered into a standard bank loan agreement for $350,000 to purchase equipment. The note has a three-year term with a 6.5% interest rate and is secured by accounts receivable and equipment. Monthly payments for this note are $10,802 and began February 18, 2004. The balance outstanding on the note at December 31, 2005 was $134,500.

Future maturities of these notes are as follows:

Year Ending December 31,

2006	$143,000
2007	15,000
2008	—
2009	—
2010	—
158,000
Less: current portion	(143,000)
$15,000

NOTE 6 - CAPITAL LEASE OBLIGATION

In June of 2005, TXP entered into a standard lease agreement for $62,000 to lease certain operating and production equipment. The lease has a three-year term and is secured by the equipment. Monthly lease payments are $2,141 and began in June of 2005. The balance outstanding at December 31, 2005 was $52,000. The current portion of the capital lease amounts to $19,000 and the non-current amounts to $33,000 at December 31, 2005. The lease has been accounted for as capitalized lease in accordance with generally accepted accounting policies.

NOTE 7 - STANDBY EQUITY DISTRIBUTION AGREEMENT

In August 2004, TXP entered into a Standby Equity Distribution Agreement. Under this agreement, TXP may issue and sell Common Stock to Cornell Capital Partners ("Cornell") for a total purchase price of up to $15.0 million. Subject to certain conditions, TXP will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of Common Stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained and TXP is within the commitment period as defined under the terms of the agreement. The commitment period shall mean the period commencing on the earlier to occur of the effective date, or such earlier date as TXP and the Investor may mutually agree in writing, and expiring on the earliest to occur of the date on which the Investor shall have made payment of Advances pursuant to this agreement in the aggregate amount of Fifteen Million Dollars ($15,000,000), or the date occurring twenty-four (24) months after the Effective Date.

The purchase price for the shares will be equal to 100% of the market price, which is defined as the lowest closing bid price of the Common Stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, TXP has not drawn down on the Standby Equity Distribution Agreement.

In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due and payable on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment shall be $40,000 and may be paid in common stock(convertible at the volume weighted average price of the common stock as quoted on the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange for the five (5) trading days immediately preceding the date the payment is due and successful registration of the shares under the Securities Act of 1933) at TXP's option. The $400,000 debenture was recorded as a liability and as a deferred offering cost on the balance sheet of the company. The deferred offering cost will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

NOTE 8 - CONVERTIBLE DEBENTURES

In August of 2004, TXP entered into a Securities Purchase agreement with Cornell and Mobilepro Corp. for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%). As of December 31, 2005, approximately $93,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market).

There are two ways the $1,400,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market). Second, the debentures are convertible at an amount equal to eighty percent (80%) of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires August 25, 2007. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period.

The $1,400,000 Convertible debentures were discounted by $200,000 which were fees paid to the lender with such discount to be amortized over the life of the notes of three years. At December 31, 2005 the company had amortized $89,000 of the note discount.

On June 15, 2005 TXP entered into a Securities Purchase agreement with Cornell Capital for a secured convertible debenture of $550,000 bearing interest at five percent (5%). As December 31, 2005, approximately $15,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market).

There are two ways the $550,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of a post-money market capitalization of $15 million (which shall be calculated by dividing the product of 110% times 15,000,000 by the total outstanding capital stock of TXP on a fully-diluted basis as of the date the TXP's Common Stock is first quoted on the Principal Market). Second, the debentures are convertible at an amount equal to eighty percent (80%) of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires August 25, 2007. Further once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period.

The $550,000 Convertible debentures were discounted by $65,000 which were fees paid to the lender with such discount to be amortized over the life of the notes of three years. At December 31, 2005 the company had amortized $11,000 of the note discount.

NOTE 9 - COMMON STOCK

In August 2004 TXP issued 5% of the outstanding shares to Mobilepro, for business development consulting services. The total shares issued were 2,763,180 valued at $60,000.

In August 2004 TXP amended its articles of incorporation to change the authorized common shares to 500,000,000.

In December 2004 TXP approved a 6,000 for 1 stock split changing the outstanding shares from 9,211 to 55,263,180. Accordingly, all references to number of common shares and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

In March 2005, TXP issued 155,027,743 shares, 2,210,540 shares and 7,831,665 shares to TXP's CEO (and a trust established by the CEO), CFO, and one other employee, respectively. The value of the shares issues were approximately $42,000, $1,000, and $2,000, respectively. The company also issued 721,272 shares to a group of existing shareholders. These shares were valued at less than $500.

NOTE 10 - COMMITMENTS

TXP executed a new lease with its landlord in December 2004. The new lease began March 15, 2005 and will last for five years. The lease required a deposit in the amount of $12,698. The annual rent payments increase each year as outlined below:

Year	Amount
1/1/06 - 12/31/06	$198,000
1/1/07 - 12/31/07	202,000
1/1/08 - 12/31/08	207,000
1/1/09 - 12/31/09	211,000
1/1/10 - 12/31/10	43,000
Total	$861,000

Rent expense amounted to $172,000 and $84,000 for the years ended December 31, 2005 and 2004, respectively.

NOTE 11 - MAJOR CUSTOMERS

During the year ended December 31, 2005, TXP had sales to five customers which amounted to 80% of net sales. During the year ended December 31, 2004, TXP had sales to five customers which amounted to 73% of net sales.

NOTE 12 - INCOME TAXES

The provision for federal income tax consists of the following for the years ended December 31:

	2005	2004
Current provision (benefit)	$—	$—
Deferred provision (benefit)	—	15,000
	$—	$15,000

The deferred tax asset and liability comprised the following at December 31:

	2005	2004
Deferred tax asset:
Net operating loss carry-forward	$113,000	$35,000
Gross deferred tax asset	113,000	35,000
Valuation Allowance	(113,000)	(35,000)
Net deferred tax asset	—	—

Deferred tax liability:
Depreciation	(48,000)	(48,000)
Gross deferred tax liability	(48,000)	(48,000)
Net Deferred tax liability	$(48,000)	$(48,000)

The following is a reconciliation of income taxes calculated at the United States federal statutory rate to the income tax provision (benefit):

	Years ended December 31,
	2005	2004
Provision (benefit) for income taxes at U.S. statutory rate	15%	15%
Other, net	(15%)	1%
Income tax provision (benefit)	0%	16%

TXP had a taxable of losses of approximately $520,000 and $235,000 for the years ended December 31, 2005 and 2004, respectively.

NOTE 13- STOCK INCENTIVE PLAN

In March of 2002, our Board of Directors approved the "2002 Stock Incentive Plan." The Board of Directors reserved 7,500,000 shares (1,250 before the stock split) of TXP common stock to be issued in the form of incentive and/or non-qualified common stock for employees, directors and consultants to TXP. As of December 31, 2005 no common stock has been issued to employees, directors or consultants under this plan.

NOTE 14 - DEFINTIVE AGREEMENT AND PLAN OF MERGER

On June 14, 2005 Stock Market Solutions, Inc. (OTCBB: SMKT) (the "SMS"), and its wholly owned subsidiary entered into a definitive Agreement and Plan of Merger with Texas Prototypes, Inc. ("TXP").

SMS will issue 94.7% of its issued and outstanding shares of common stock for all outstanding shares of TXP in a stock for stock transaction. As a result of the Merger Agreement, the transaction will be treated for accounting purposes as a reverse merger by the accounting acquirer (TXP). The existing security holders of SMS will hold the remaining 5.3% of SMS's shares of common stock at closing.

Following the closing of the Merger Agreement, TXP will merge with TXP and change its name to YTXP Corporation.

TXP's Chief Executive Officer, Michael C. Shores, will assume leadership of YTXP. YTXP will trade on the Over the Counter Bulletin Board (OTCBB) under a new ticker symbol to be determined.

The Merger Agreement also contemplates that, concurrent with the closing of the transaction, the Board of Directors of SMS shall resign and the vacancies created thereby shall be filled with the appointees of the current YTXP shareholders and/or officers who shall fill such posts until the next annual election of directors and all current officers of SMS shall resign from their positions with YTXP, with new officers to be appointed by the new Board members.

NOTE 15 - RESTATEMENT

Subsequent to issuance of the Company's financial statements for the years ended December 31, 2004 and 2003, management became aware that those financial statements reflected amortization of deferred offering costs to additional paid in capital. These deferred costs should be amortized against proceeds from our Standby Equity Distribution Agreement (See note 7). As of December 31, 2004 we had not drawn down against standby equity distribution and should not have amortized any of the deferred offering costs. The revision of this item in the restated financial statements has the effect of increasing deferred offering costs and additional paid in capital by $66,667 for the year ended December 31, 2004.

Management also became aware that those financial statements reflected all depreciation in separate line item after cost of sales and gross profit on the statements of operations. Depreciation expense on machinery and equipment should be recorded as a component of cost sales. The revision of this item has the effect of increasing costs sales and decreasing depreciation by $120,505 for the year ended December 31, 2004.

STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY) AND TEXAS
PROTOTYPES, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Texas Prototypes, Inc (TXP) by way of the merger of Stock Market Solutions, Inc. (SMS) with TXP. This transaction is accounted for as a recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded. The pro forma condensed combined balance sheet combines the December 31, 2005 balance sheets of SMS and TXP. The pro forma condensed combined statement of operations for the years ended December 31, 2005 and 2004 reflects the historical results of TXP for years ended December 31, 2005 and 2004 and eliminates substantially all of the historical results of operations of SMS for each period.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. You should read the accompanying unaudited pro forma condensed combined financial data and related notes in conjunction with the audited financial statements and notes thereto included in SMS's Form 10-KSB for the year ended December 31, 2005 and the audited financial statements and notes thereto of TXP elsewhere in this filing.

The pro forma condensed consolidated financial statements included in this proxy statement have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information not misleading.

STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
AND TEXAS PROTOTYPES, INC.
PRO FORMA CONDENSED BALANCE SHEET
December 31, 2005
(UNAUDITED)

ASSETS	SMS	TXP	Adjustments	Pro Forma
Current Assets			(1) (155,000)
Cash	$6,000	$342,000	(2) 149,000	$342,000
Accounts receivable, net of allowance of $7,400	—	695,000	—	695,000
Inventory	—	118,000	—	118,000
Other current assets	—	16,000	—	16,000
Total current assets	6,000	1,171,000	(6,000)	1,171,000

Property and equipment, net	3,000	914,000	—	917,000
Deferred offering costs	90,000	688,000	(14) (90,000)	688,000
Other assets	—	88,000	—	88,000
TOTAL ASSETS	$99,000	$2,861,000	$(96,000)	$2,864,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accrued compensation	268,000		(1) 118,000	150,000
Current maturities of notes payable and capital lease obligation		162,000		162,000
Line of credit	—	250,000		250,000
Accounts payable	12,000	477,000	(1) 2,000	487,000
Accrued expenses and other	35,000	174,000	(1) 35,000	174,000
Deferred Revenue	—	—		—
Total current liabilities	315,000	1,063,000	155,000	1,223,000

Notes payable and capital lease obligation, net of current liabilities	—	48,000	—	48,000

Convertible debentures, net	126,000	2,187,000	(5)&(6) 1,783,000	530,000
Derivative Financial Instrument	245,000	-- (5)&(6)	(1,783,000)	2,028,000

Deferred tax liability	—	48,000	—	48,000
TOTAL LIABILITIES	$686,000	$3,346,000	$155,000	$3,877,000

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	5,000	221,000	(4) 132,000	94,000

Additional paid in capital	756,000	(115,000)	(2) (149,000)	(426,000)
			(4) (132,000)
			(4) 1,348,000
Retained earnings (deficit)	(1,348,000)	(598,000)	(4) (1,348,000)	(688,000)
			(14) 90,000
Accumulated other comprehensive income	—	7,000	—	7,000
Total Stockholders' Equity (Deficit)	(587,000)	(485,000)	(59,000)	(1,013,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$99,000	$2,861,000	$96,000	$2,864,000

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

STOCK MARKET SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
AND TEXAS PROTOTYPES, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(UNAUDITED)

	SMS	TXP	Adjustments	Pro Forma

Revenues	$—	$3,381,000	$—	$3,381,000
Cost of sales	—	1,974,000	—	1,974,000
Gross profit	—	1,407,000	—	1,407,000

Costs and expenses
Selling, general & administrative	455,000	1,499,000	(12) (455,000)	1,549,000
			(13) 50,000
Depreciation	1,000	31,000	—	32,000
Total costs and expenses	456,000	1,530,000	(405,000)	1,581,000

Operating income	(456,000)	(123,000)	(405,000)	(174,000)

Interest expense, net	(45,000)	(69,000)	(7) 178,000	(292,000)
Income (loss) before income taxes	(501,000)	(192,000)	(227,000)	(466,000)
Deferred tax expense	—	(15,000)	—	(15,000)
Net (loss)	(501,000)	(207,000)	(227,000)	(481,000)

Foreign currency translation adjustment	—	5,000	—	5,000

Comprehensive income (loss)	$(501,000)	$(202,000)	$(227,000)	$(476,000)

Net income(loss) per share (10)	(.21)	—		—

Weighted average shares outstanding: (11)
Basic and diluted	2,422,868	56,466,358		94,295,715

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
AND TEXAS PROTOTYPES, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(UNAUDITED)

	SMS	TXP	Adjustments	Pro Forma

Revenues	$—	$9,400,000	$—	$9,400,000
Cost of sales	—	6,916,000	—	6,916,000
Gross profit	—	2,484,000	—	2,484,000

Costs and expenses
Selling, general & administrative	536,000	2,600,000	(12) (460,000)	2,726,000
			(13) 50,000
Depreciation	1,000	54,000	—	55,000
Total costs and expenses	537,000	2,654,000	(410,000)	2,781,000

Operating income	(537,000)	(170,000)	(410,000)	(297,000)

Interest expense, net	(97,000)	(411,000)	(8)&(9) 596,000	(1,104,000)
Other		(14,000)	(14,000)
Changes in fair value of financial derivative instrument	(10,000)	—	—	(10,000)
Income (loss) before income taxes	(644,000)	(595,000)	186,000	(1,425,000)

Deferred tax expense	—	—	—	—
Net income (loss)	(644,000)	(595,000)	186,000	(1,425,000)

Foreign currency translation adjustment	—	2,000	—	2,000

Comprehensive income (loss)	$(644,000)	$(593,000)	$186,000	$(1,423,000)

Net income (loss) per share (10)	(.15)	—		—

Weighted average shares outstanding: (11)
Basic and diluted	4,340,263	180,628,596		94,295,715

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
AND TEXAS PROTOTYPES, INC.
NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the acquisition of Texas Prototypes, Inc ("TXP") by way of the merger of Stock Market Solutions, Inc. (SMS) with TXP. This transaction is accounted for as a recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded. The pro forma condensed combined balance sheet combines the December 31, 2005 balance sheets of SMS and TXP. The pro forma condensed combined statement of operations for the years ended December 31, 2005 and 2004 reflects the historical results of TXP for the years ended December 31, 2005 and 2004 and eliminates substantially all of the historical results of operations of SMS for each period

Note 2- Pro Forma Adjustments

1.    Prior to the consummation of the merger, SMS has agreed that it will not have more than $10,000 in liabilities except for $150,000 in obligations to Richard Smitten, Chief Executive Officer of SMS and $240,000 in convertible debt, net of amortization.

2.    Reflects proceeds from capital contribution to increase cash to sufficient amount to adjust outstanding liabilities pursuant to the merger agreement and discussed in Note 1.

3.    Not Used.

4.    All outstanding shares of TXP's common stock will be converted into approximately 89,298,000 shares of SMS's common stock or 94.7% of the entities combined common stock. SMS's accumulated deficit has been eliminated since the transaction will be accounted for as a recapitalization of TXP, the accounting acquirer. Since SMS is a development stage company and TXP, a private company, stockholders' will own a majority of the outstanding shares of the combined company upon the completion of the combination, it will be accounted for as recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded.

Additional information for notes 5,6,7,8 and 9: Birfurcate and account for embedded conversion option within TXP's two convertible debentures issued to Cornell capital in accordance with SFAS 133. Bifurcation of the embedded derivative instruments requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The embedded derivative instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Subsequent to the initial recording of the embedded financial instrument, no changes in fair value of the embedded financial instruments were assumed in the statement of operations presented within the pro-forma. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. The resulting discount to the face value of debt instrument is amortized through periodic charges to interest expense using the effective interest method. The first convertible debenture was issued to Cornell Capital in August of 2004 for $1,400,000 and the second convertible debenture was issued to Cornell Capital in June of 2005 for $550,000. The following entries apply:

5.    Record fair value of embedded derivative instrument related to the conversion option on the $1,400,000 convertible debenture. Record fair value of $1,280,000 with offset to debt discount.

6.    Record fair value of embedded derivative instrument related to the conversion option on the $550,000 convertible debenture. Record fair value of $503,000 with offset to debt discount.

7.    Record amortization of the debt discount resulting from bifurcation and fair value recording of the embedded derivative related to the embedded conversion option on the $1,400,000 convertible debt. Record charge to interest expense of $178,000 with offset to debt discount.

8.    Record amortization of the debt discount resulting from bifurcation and fair value recording of the embedded derivative related to the embedded conversion option on the $1,400,000 convertible debt. Record charge to interest expense of $498,000 with offset to debt discount.

9.    Record amortization of the debt discount resulting from bifurcation of the embedded derivative related to the embedded conversion option on the $550,000 convertible debt. Record charge to interest expense of $98,000 with offset to debt discount.

10.    Basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

11.    Weighted average number of shares outstanding as of December 31, 2005 and 2004 were calculated as if the acquisition and reverse stock split had occurred on December 31, 2004.

12.    To eliminate all Selling, General and Administrative expenses of SMS.

13.    Estimated transaction costs related to acquisition of SMS.

14.    Eliminate SMS deferred offering costs.